                                                                  EXECUTION COPY



________________________________________________________________________________


                      STOCK AND ASSET PURCHASE AGREEMENT

                                     among

                           BORDEN FOODS CORPORATION,


                            BFC INVESTMENTS, L.P.,

(solely for purposes of Articles VIII, XI, XII and XIII and Sections 2.6, 3.1,
                              7.13, 7.14 and 9.3)

                      BF FOODS INTERNATIONAL CORPORATION,

            (solely for purposes of Articles VIII, XI, XII and XIII
                and Sections 1.1, 2.6, 3.1, 7.13, 7.14 and 9.3)

                    BORDEN FOODS INTERNATIONAL CORPORATION,
 (solely for purposes of Articles VIII, XI, XII and XIII and Sections 1.1, 3.1
                                    and 9.3)

                                 BORDEN, INC.
 (solely for purposes of Articles V, X, XI, XII and XIII and Sections 7.5, 7.7
                                   and 7.20)

                                      and

                                JLL PASTA, LLC



                           Dated as of July 6, 2001
________________________________________________________________________________

                                   TABLE OF CONTENTS

                                                                                                             Page
ARTICLE I SALE AND TRANSFER OF BORDEN SUBS STOCK...........................................................   1

     1.1.   Sale of Stock..................................................................................   1

ARTICLE II TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES; SALE OF ASSETS................................   2

     2.1.   Transfer of Assets.............................................................................   2
     2.2.   Transferred Assets.............................................................................   2
     2.3.   Excluded BFC Assets............................................................................   4
     2.4.   Assumed Liabilities............................................................................   5
     2.5.   Excluded Liabilities...........................................................................   6
     2.6.   Sale of Assets.................................................................................   7
     2.7.   Assets and Liabilities of Borden Subs..........................................................   8

ARTICLE III PURCHASE PRICE AND ADJUSTMENTS.................................................................   9

     3.1.   Purchase Price.................................................................................   9
     3.2.   Purchase Price Adjustment......................................................................  10
     3.3.   Adjustment for Trade Promotion Accruals........................................................  11

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BFC...........................................................  12

     4.1.   Due Organization...............................................................................  12
     4.2.   Authorization and Validity of Agreement........................................................  13
     4.3.   Borden Subs Stock; Subsidiaries................................................................  13
     4.4.   No Conflict....................................................................................  14
     4.5.   Financial Statements...........................................................................  14
     4.6.   Absence of Changes.............................................................................  14
     4.7.   Real and Personal Properties...................................................................  15
     4.8.   Contracts......................................................................................  16
     4.9.   Legal Proceedings..............................................................................  17
     4.10.  Intangible Property Rights.....................................................................  17
     4.11.  Insurance......................................................................................  18
     4.12.  Tax Matters....................................................................................  18
     4.13.  Labor Matters..................................................................................  19
     4.14.  Compliance with Laws...........................................................................  21
     4.15.  Finders; Brokers...............................................................................  21
     4.16.  Environmental Matters..........................................................................  21
     4.17.  Entire Business................................................................................  23
     4.18.  Products and Inventory.........................................................................  24
     4.19.  Absence of Undisclosed Liabilities.............................................................  24


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     4.20.  No Other Representations or Warranties.........................................................  24
     4.21.  Survival of Representations and Warranties.....................................................  24

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BORDEN.........................................................  25

     5.1.   Due Organization and Power of Borden...........................................................  25
     5.2.   Authorization and Validity of Agreement........................................................  25
     5.3.   No Conflict....................................................................................  25
     5.4.   No Other Representations or Warranties.........................................................  25
     5.5.   Survival of Representations and Warranties.....................................................  25

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER.........................................................  26

     6.1.   Due Organization and Power of Buyer............................................................  26
     6.2.   Authorization and Validity of Agreement........................................................  26
     6.3.   No Conflict....................................................................................  26
     6.4.   Finders; Brokers...............................................................................  27
     6.5.   Purchase for Investment........................................................................  27
     6.6.   Financial Capacity.............................................................................  27
     6.7.   No Other Representations or Warranties.........................................................  27
     6.8.   No Other Business..............................................................................  27
     6.9.   Survival of Representations and Warranties.....................................................  27

ARTICLE VII COVENANTS......................................................................................  27

     7.1.   Access; Information and Records; Confidentiality...............................................  27
     7.2.   Conduct of the Business Prior to the Closing Date..............................................  28
     7.3.   Antitrust Laws.................................................................................  30
     7.4.   Non-Solicitation...............................................................................  30
     7.5.   Further Actions................................................................................  31
     7.6.   Access to Records and Personnel................................................................  32
     7.7.   Employee Matters...............................................................................  32
     7.8.   Removal of Inventory and Certain Assets........................................................  40
     7.9.   Guarantees.....................................................................................  41
     7.10.  Misapplied Deductions..........................................................................  41
     7.11.  Services Agreement, Contract Packaging Agreements and Supply Agreement.........................  42
     7.12.  Termination of Intercompany Arrangements.......................................................  42
     7.13.  Tax Elections..................................................................................  42
     7.14.  License Agreements.............................................................................  43
     7.15.  Title Commitment...............................................................................  43
     7.16.  Preparation of Audited Financial Statements....................................................  43
     7.17.  Direct Trade Promotions........................................................................  43
     7.18.  Collection of Receivables; Management of the Business..........................................  43
     7.19.  Insurance......................................................................................  44
     7.20.  Insurance Contract Recoveries..................................................................  44
     7.21.  Interim Financial Statements...................................................................  44


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     7.22.   Notification of Certain Matters........................................................................  44
     7.23.   Heinz Closing..........................................................................................  45
     7.24.   Collective Bargaining Agreement........................................................................  45
     7.25.   Heinz Transition Services..............................................................................  45
     7.26.   "Keep-Well" Agreement..................................................................................  45
     7.27.   Restrictions on Use of Borden Name.....................................................................  46
     7.28.   Foreign Distributors...................................................................................  46

ARTICLE VIII CONDITIONS.............................................................................................  46

     8.1.    Conditions Precedent to Obligations of Buyer and the Sellers If There Has Been No Escrow Funding.......  46
     8.2.    Conditions Precedent to Obligation of the Sellers If There Has Been No Escrow Funding..................  47
     8.3.    Conditions Precedent to Obligation of Buyer If There Has Been No Escrow Funding........................  47
     8.4.    Conditions Precedent to the Obligations of Buyer and Sellers if the Escrow Funding has Occurred........  48

ARTICLE IX CLOSING; ESCROW FUNDING..................................................................................  49

     9.1.   Closing Date............................................................................................  49
     9.2.   Buyer Deliveries........................................................................................  49
     9.3.   Seller Deliveries.......................................................................................  50
     9.4.   Escrow Funding..........................................................................................  50

ARTICLE X INDEMNIFICATION...........................................................................................  51

     10.1.   Indemnification by BFC.................................................................................  51
     10.2.   Indemnification by Buyer...............................................................................  52
     10.3.   Indemnification Calculations...........................................................................  53
     10.4.   Treatment of Indemnification Payments..................................................................  54

ARTICLE XI TERMINATION..............................................................................................  54

     11.1.   Termination Events.....................................................................................  54
     11.2.   Effect of Termination..................................................................................  54

ARTICLE XII ALTERNATIVE DISPUTE RESOLUTION..........................................................................  55

     12.1.   Alternative Dispute Resolution.........................................................................  55

ARTICLE XIII MISCELLANEOUS AGREEMENTS OF THE PARTIES................................................................  55

     13.1.   Notices................................................................................................  55
     13.2.   Bulk Transfers.........................................................................................  56
     13.3.   Transaction Taxes......................................................................................  56
     13.4.   Filing of Tax Returns..................................................................................  57


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13.5.   Further Assurances; Asset Returns...............................................................  58
13.6.   Other Covenants.................................................................................  58
13.7.   Expenses........................................................................................  58
13.8.   Entire Agreement................................................................................  58
13.9.   No Third Party Beneficiaries....................................................................  58
13.10.  Assignability...................................................................................  59
13.11.  Amendment and Modification; Waiver..............................................................  59
13.12.  Public Announcements............................................................................  59
13.13.  Schedules and Exhibits..........................................................................  59
13.14.  Section Headings; Table of Contents.............................................................  60
13.15.  Severability....................................................................................  60
13.16.  Counterparts....................................................................................  60
13.17.  Enforcement.....................................................................................  60
13.18.  Governing Law...................................................................................  60
13.19.  Certain Definitions.............................................................................  60

Exhibits
--------

EXHIBIT A    -  Form of Borden License Agreement

EXHIBIT B    -  Form of Services Agreement

EXHIBIT C-1  -  Form of Excluded Brands Contract Packaging Agreement

EXHIBIT C-2  -  Form of Meal Solutions Supply Agreement

EXHIBIT D-1  -  Form of R&F License Agreement

EXHIBIT D-2  -  Form of Yolk-Free License Agreement

EXHIBIT D-3  -  Form of Ancillary Trademark License Agreement

EXHIBIT E    -  Form of Trademark Assignment

EXHIBIT F    -  Form of Tolleson Option Agreement

EXHIBIT G    -  Form of Keep-Well Agreement

EXHIBIT H    -  Form of Escrow Agreement

EXHIBIT I    -  Form of Bill of Sale

EXHIBIT J    -  Form of Patent License Agreement

                                   SCHEDULES

Schedule 1.1             Borden Subs

Schedule 2.2(a)(ii)      M & E not Located at the Facilities

Schedule 2.2(a)(iii)(B)  Books, Records and Business Information

Schedule 2.2(a)(iii)(C)  Transferred Computer Software

Schedule 2.2(a)(iv)      Contracts

Schedule 2.3(xi)         Excluded BFC Assets

Schedule 2.6             Excluded Brands

Schedule 2.6(a)          BFC Investment Assets

Schedule 2.6(b)          BFIC Assets

Schedule 3.1(a)          Allocation of Purchase Price

Schedule 3.2(a)          Assumed Operations

Schedule 4.1             Jurisdictions

Schedule 4.3(a)          Capitalization

Schedule 4.4             BFC Consents and Approvals

Schedule 4.5             Financial Statements and Exceptions to Financial Statements

Schedule 4.6             Exceptions to Absence of Material Changes

Schedule 4.7(a)          Exceptions to Interests in Transferred Real and Personal Property

Schedule 4.7(b)          Transferred Real Property

Schedule 4.7(c)          Exceptions to Condition of Machinery and Facilities

Schedule 4.8             Exceptions to Contracts

Schedule 4.9             Legal Proceedings

Schedule 4.10(a)(i)      Patent Rights

Schedule 4.10(a)(ii)     Exceptions to Ownership of Patent Rights

Schedule 4.10(b)(i)      Trademark Rights

Schedule 4.10(b)(ii)     Exception and Encumbrances to Trademark Rights

Schedule 4.11            Insurance

Schedule 4.12            Exceptions to Tax Filings, Audits, Liens, Agreements

Schedule 4.13(a)         Labor Controversies

Schedule 4.13(b)(i)      Employee Benefit Plans

Schedule 4.13(b)(i)-1    Closed or Divested Facilities Related to the Business

Schedule 4.13(b)(i)-2    Current Employees of BFC in the United States

Schedule 4.13(b)(iii)    Exception to Qualification of Benefit Plans

Schedule 4.13(c)         Employment Contracts

Schedule 4.14            Exceptions to Licenses, Permits and Compliance with Laws

Schedule 4.16            Exceptions to Environmental Compliance, Licenses and Permits

Schedule 4.17            Exceptions to Sufficiency of Assets

Schedule 4.18            Products and Inventory

Schedule 4.19            Exceptions to Absence of Undisclosed Liabilities

Schedule 6.3             Buyer Consents and Approvals

Schedule 7.1             Pre-Approved Management Contacts

Schedule 7.2             Exceptions to Conduct of Business

Schedule 7.2(e)          Open Capital Expenditure Commitments

Schedule 7.7(d)          Revision to Bonus Plan

Schedule 7.7(d)(ii)-1    Terms of Certain Retention Incentive Bonuses

Schedule 7.7(d)(ii)-2    Severance Plans

Schedule 7.7(g)          Actuarial Assumptions for Projected Benefit Obligations

Schedule 7.7(g)-1        Changes to Borden Pension Plan

Schedule 7.9             Guarantees

Schedule 7.12            Intercompany Arrangements Remaining After Closing

Schedule 10.1(a)(iii)    "Sauce Only" Borden Foods World Trade Corporation Contracts

Schedule 10.1(a)(vi)     Certain Sauce Employees

Schedule 13.19           Certain Officers and Employees of BFC and its Subsidiaries

                            Index of Defined Terms
                            ----------------------

116(2) Certificate............................    50
------
338 Forma.....................................     9
Actual Working Capital........................    10
Adjustment Statement..........................    10
affiliate.....................................    61
Agreement.....................................     1
Ancillary Trademark License Agreement.........    43
-------------------------------------
Asset Purchase................................     1
Assets........................................     8
------
Assistance Costs..............................    44
----------------
Benefit Plans.................................    20
BFC...........................................     1
BFC Assets....................................     2
BFC Investments...............................     1
BFC Investments Assets........................     8
BFC Investments Purchase Price................     9
------------------------------
BFC Misapplied Deductions.....................    42
BFC Purchase Price............................     9
------------------
BFIC..........................................     1
BFIC Assets...................................     8
-----------
BFIC Purchase Price...........................     9
-------------------
Bonus Plans...................................    34
-----------
Books and Records.............................    32
Borden........................................     1
Borden Foods Canada...........................    45
Borden Foods International....................     1
--------------------------
Borden Insurance..............................    44
----------------
Borden License Agreement......................    32
Borden Medical Plan...........................    37
-------------------
Borden Names..................................    31
Borden Pension Plan...........................    35
Borden Sub....................................     1
Borden Sub Stock..............................     2
Borden Subs...................................     1
Business......................................     1
Buyer.........................................     1
Buyer Benefit Plans...........................    33
Buyer Losses..................................    51
Buyer Pension Plan............................    35
Buyer Retiree Medical Plan....................    38
--------------------------
Buyer Savings Plan............................    37
------------------
Buyer's Actuary...............................    35
---------------
Buyer's Employee Savings Plan.................    40
-----------------------------
Canadian Benefit Plans........................    39
----------------------
Canadian Employees............................    39
------------------
Closing.......................................    49
Closing Date..................................    49
Code..........................................     9
Collective Bargaining Agreements..............    33
Commissioner..................................    61
Comparable Benefits...........................    34
-------------------
Competition Act...............................    14
Competition Act Approval......................    61
Conclusive Adjustment Statement...............    11
Conclusive Statement..........................    11
Contracts.....................................    16
---------
Deduction Amount..............................    12
----------------
Deduction End Date............................    11
Deduction Excess Amount.......................    12
Deficiency Amount.............................    10
Disclosed Contracts...........................    16
Elsie.........................................     5
employee benefit plans........................    20
----------------------
Employee Transfer Date........................    33
----------------------
Environmental Laws............................    23
Environmental Liability.......................    23
ERISA.........................................    20
Escrow Funding................................    51
Escrow Funding Date...........................    50
-------------------
Escrow Funding Date Conditions................    50
Estimated Net Working Capital.................    10
Excess Amount.................................    10
Excluded Assets...............................   1,8
Excluded BFC Assets...........................     4
-------------------
Excluded BFC Investments Assets...............     8
-------------------------------
Excluded BFIC Assets..........................     8
--------------------
Excluded Brands...............................     8
---------------
Excluded Brands Contract Packaging Agreement..    42
Excluded Liabilities..........................     7
Excluded Montreal Assets......................    41
Facilities....................................    16
Facility......................................    16
Financial Statements..........................    14
Foreign Benefit Plan..........................    20
Foreign Business Employees....................    39
GAAP..........................................    10
----
Governmental Authority........................    17

Guarantees....................................    41
Hazardous Materials...........................    23
-------------------
Heinz Transaction.............................    47
-----------------
Indemnity Claim...............................    53
Independent Actuary...........................    35
-------------------
Intellectual Property.........................    18
---------------------
Inventory.....................................    41
IRS...........................................    36
---
ITA...........................................    50
---
Italian Note Receivable.......................     4
-----------------------
JLL Fund......................................     1
Leased Real Property..........................    15
Lenders.......................................    49
Licenses and Permits..........................    21
Losses........................................    53
Machinery.....................................     3
Material Adverse Effect.......................    13
Meal Solutions Supply Agreement...............    42
money market..................................     4
Montreal Plant................................    41
multiple employer plan........................    21
Net Working Capital...........................    10
Neutral Auditor...............................    11
Newco.........................................     2
NWP Assignment Condition......................    49
------------------------
Offer Period..................................    33
------------
Owned Real Property...........................    15
Patent License Agreement......................    43
------------------------
Patent Rights.................................    17
PBGC..........................................    36
----
PBO...........................................    35
PCBs..........................................    22
Pension Assets................................    35
Pension Transfer..............................    35
----------------
Pension Transfer Date.........................    35
Permitted Liens...............................    15
person........................................    61
Post-Retirement Benefits......................    37
------------------------
Pre-Closing Claim.............................    44
-----------------
Preliminary Statement.........................    10
Purchase......................................     1
Purchase Price................................     9
--------------
R&F License Agreement.........................    43
Real Property.................................    15
Relevant Transferee...........................    61
Remedial Action...............................    23
Required Consents.............................    47
Resolution Period.............................    11
Savings Plans.................................    36
-------------
Savings Total Transfer Amount.................    37
-----------------------------
Savings Transfer Date.........................    37
---------------------
Securities Act................................    27
Seller's Actuary..............................    35
----------------
Sellers.......................................     1
Sellers Losses................................    53
Services Agreement............................    42
SESP Participants.............................    40
SESPs.........................................    40
-----
Statement.....................................    10
Stiff Account Return..........................    35
--------------------
Stock Purchase................................     1
Straddle Period...............................    57
Straddle Period Tax Return....................    57
subsidiary or subsidiaries....................    61
Target Net Working Capital....................     9
Tax Benefit...................................    54
Tax Returns...................................    18
Taxes.........................................    18
Title Commitment..............................    43
Trade Promotion Accrual.......................    11
Trademark Rights..............................    18
Transfer Amount...............................    35
---------------
Transferred Employees.........................    33
Transferred Subsidiary........................    13
----------------------
U.S. Subsidiaries.............................     9
-----------------
WARN..........................................    38
----
Yolk-Free License Agreement...................    43
---------------------------

                       STOCK AND ASSET PURCHASE AGREEMENT

     STOCK AND ASSET PURCHASE AGREEMENT, dated as of July 6, 2001 (this "Agreement"), among BORDEN FOODS CORPORATION, a Delaware corporation ("BFC"),
 ---------                                                             ---
BFC INVESTMENTS, L.P., a Delaware limited partnership ("BFC Investments")
                                                        ---------------
(solely for purposes of Articles VIII, XI, XII and XIII and Sections 2.6, 3.1, 7.13, 7.14 and 9.3), BF FOODS INTERNATIONAL CORPORATION, a Delaware corporation ("BFIC") (solely for purposes of Articles VIII, XI, XII and XIII and Sections
  ----
1.1, 2.6, 3.1, 7.13, 7.14 and 9.3), BORDEN FOODS INTERNATIONAL CORPORATION, a Delaware corporation ("Borden Foods International") (solely for purposes of
                       --------------------------
Articles VIII, XI, XII and XIII and Sections 1.1, 3.1 and 9.3), BORDEN, INC., a New Jersey corporation ("Borden") (solely for purposes of Articles V, X, XI, XII
                         ------
and XIII and Sections 7.5, 7.7 and 7.20), and JLL Pasta, LLC, a Delaware limited liability company ("Buyer").
                    -----

                              W I T N E S S E T H:

     WHEREAS, BFC and certain of its subsidiaries and affiliates are engaged or at the Closing will be engaged, in part, in the business of developing, manufacturing, marketing, distributing and selling dry pasta products, primarily in the United States, Canada and Italy (which business, excluding those brands and related assets and liabilities (the "Excluded Assets") described in Section
                                         ---------------
2.3, is hereinafter referred to as the "Business");
                                        --------

     WHEREAS, Buyer desires to purchase from BFC, BFC Investments, BFIC, Borden Foods International, or one of their affiliates (BFC Investments, BFIC, Borden Foods International and BFC are hereinafter collectively referred to as the "Sellers") and the Sellers desire to sell or cause their respective affiliates
 -------
to sell to Buyer, on the terms and subject to the conditions of this Agreement,
(i) all of the outstanding shares of capital stock owned by BFC, BFIC or Borden Foods International of each of the subsidiaries of BFC, BFIC or Borden Foods International set forth on Schedule 1.1 (each such subsidiary set forth on
                           ------------
Schedule 1.1 individually, a "Borden Sub" and such subsidiaries collectively,
------------                  ----------
the "Borden Subs") (such purchase, the "Stock Purchase"), and (ii) all of the
     -----------                        --------------
assets and liabilities of BFC Investments and BFIC to be transferred to Buyer pursuant to Section 2.6 hereof (such purchase, the "Asset Purchase" and,
                                                    --------------
together with the Stock Purchase, the "Purchase");  and
                                       --------

     WHEREAS, as of the date hereof, all of the issued and outstanding membership interests of Buyer are owned by Joseph Littlejohn & Levy Fund III, L.P. (the "JLL Fund").
           --------

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereby agree as follows:

                                   ARTICLE I

                    SALE AND TRANSFER OF BORDEN SUBS STOCK
                    --------------------------------------

          1.1. Sale of Stock.  Subject to the satisfaction or waiver of the
          ------------------
conditions set forth in this Agreement, at the Closing and as of the Closing Date as these terms are defined in

Section 9.1 hereof, each of BFC, BFIC and Borden Foods International shall deliver to Buyer certificates representing the capital stock of each of the Borden Subs owned by BFC, BFIC and Borden Foods International, as applicable (collectively, the "Borden Subs Stock"), free of all liens, claims or other
                    -----------------
encumbrances (except as set forth on Schedule 4.3(a)), duly endorsed, or
                                     ----------------
accompanied by stock powers duly executed, with all necessary stock transfer stamps attached thereto and canceled, or such other assignments, deeds, share transfer forms, endorsements, registrations in shareholders' ledgers, notarial deeds of transfer or other instruments or documents, duly stamped where necessary, as required by the jurisdictions of organization of the Borden Subs.

                                  ARTICLE II

       TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES; SALE OF ASSETS
       ----------------------------------------------------------------

         2.1.  Transfer of Assets. (a) Immediately prior to the Closing, BFC
         ------------------------
will transfer to Pasta Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of BFC ("Newco"), and Newco shall assume, (i) all of the assets, rights, properties, claims, contracts and business owned by BFC that are predominantly utilized in the Business, of every kind, nature, character and description, tangible and intangible, real, personal or mixed, wherever located, and (ii) such additional assets, rights, properties, claims, contracts and business of the Sellers as are specifically set forth herein (collectively, the "BFC Assets"), in each case other than the Excluded BFC Assets described in
 ----------
Section 2.3 hereof and other than assets owned by the Borden Subs (other than Newco), which will be transferred to Buyer as a result of the Stock Purchase, and BFC Investments and BFIC, certain assets of which will be transferred to Buyer pursuant to Section 2.6 hereof.

         2.2.  Transferred Assets.  (a)  BFC Assets.  The BFC Assets to be
         ------------------------        ----------
transferred to Newco include the following, in each case other than the Excluded Assets and other than any assets of the following categories owned by any of the Borden Subs (other than Newco), all of the assets of which shall be transferred to Buyer as a result of the Stock Purchase:

         (i)  Real Property.  All Owned Real Property (as defined in Section
              -------------
4.7(b)) owned by BFC, including all Facilities (as defined in Section 4.7(b)) thereon, and all easements, privileges, rights-of-way, riparian and other water rights, lands underlying any adjacent streets or roads and appurtenances pertaining to or accruing to the benefit of such property to which the Sellers have title, in each case subject only to Permitted Liens.

         (ii) Machinery.  (A) All machinery, equipment and other items of
              ---------
personal property, including all personal computers, laptops, monitors and other computer hardware owned by Sellers or any of their affiliates that are located at the Facilities within the United States and such other machinery, equipment and other items of personal property listed on Schedule 2.2(a)(ii)
                                               -------------------
(collectively, the "Machinery") and (B) all warranties and guarantees, if any,
                    ---------
express or implied, existing for the benefit of the Sellers in connection with the Machinery, to the extent transferable.

          (iii)  Intangible Property.
                 -------------------

                 (A)  Intellectual Property Rights.  All of BFC's right, title
                      ---------------------------
and interest in all unexpired U.S. and foreign patents and patent applications, as well as all reissues, divisionals, extensions, renewals, continuations and continuation-in-part applications and any patents issuing thereon, and all license agreements and other agreements which relate to inventions and discoveries and any patent applications and patents thereon, as well as improvements therein, used predominantly in connection with the Business and described on Schedule 4.10(a)(i) hereto solely in the territories set forth on
             -------------------
such Schedule;

                 (B)  Business Information.  Subject to Sections 2.3(a)(i) and
                      --------------------
7.6 and the terms of the Services Agreement (as defined in Section 7.11), financial books and records used by the Sellers and predominantly relating to the Business and those other books, records and additional business information used by the Sellers listed on Schedule 2.2(a)(iii)(B); provided, however, that
                              -----------------------  --------  -------
BFC shall be permitted to retain copies of any books, records and financial information delivered to Buyer and BFC shall be permitted to transfer copies of such books, records and financial information to the Relevant Transferee (as defined in Section 13.19) that are relevant to the business to be transferred to such Relevant Transferee and thereafter, each of the Buyer and the Relevant Transferee shall have a non-exclusive property right with respect to such books, records and financial information.

                 (C)  Computer Software.  The computer software listed on
                      -----------------
Schedule 2.2(a)(iii)(C).
-----------------------

          (iv)   Contracts.  All written commitments, contracts, indentures,
                 ---------
mortgages, licenses, undertakings and agreements listed on Schedule 2.2(a)(iv)
                                                           -------------------
to which any Seller (other than BFC Investments or BFIC) is a party or by which any such Seller is bound including, without limitation, the leases relating to the Leased Real Property, and all open purchase orders predominantly related to the Business that have not been fulfilled as of the Closing Date.

          (v)    Licenses and Permits.  To the extent transferable, all Licenses
                 --------------------
and Permits (as defined in Section 4.14) held by BFC or any other Seller (other than BFC Investments or BFIC) and which relate predominantly to the Owned Real Property owned by BFC or any other Seller (other than BFC Investments or BFIC) described in Section 2.2(a)(i).

          (vi)   Inventories. The finished products and all work-in-process, raw
                 -----------
materials and packaging materials used in connection therewith predominantly related to the Business and owned by BFC or any other Seller (other than BFC Investments or BFIC) on the Closing Date.

          (vii)  Albadoro, S.p.A. Receivable. The note receivable from
                 ---------------------------
Albadoro, S.p.A. that will be held by BFIC in the aggregate principal amount of EUR (Euro)3,000,000 plus accrued interest (the "Italian Note Receivable").
                                                 -----------------------

          (viii) Other BFC Assets. All other assets, rights, properties, claims
                 ----------------
and contracts owned by BFC or any other Seller (other than BFC Investments or BFIC) (i) predominantly utilized in the Business or (ii) otherwise reflected in the Financial Statements

(as defined in Section 4.5), in each case to the extent still in existence on the Closing Date and excluding the Excluded BFC Assets (as defined in Section 2.3).

          All of the BFC Assets (other than the Owned Real Property) will be transferred to Newco by Bills of Sale substantially in the form of Exhibit I attached hereto. Each parcel of Owned Real Property owned by BFC shall be transferred to Newco by a limited or special warranty deed containing the customary terms for the sale of real property in the jurisdiction in which such Owned Real Property is located.

          2.3.  Excluded BFC Assets.  It is expressly agreed that BFC will
          -------------------------
retain and shall not transfer to Newco the following assets (the "Excluded BFC
                                                                  ------------
Assets")
------
          (i)    Non-Acquired Assets.  Except as set forth in Section 2.2, any
                 -------------------
assets utilized by the Sellers predominantly in connection with businesses other than the Business or used by the Sellers at plants or distribution facilities which are not owned or used by the Sellers predominantly in the operation of the Business.

          (ii)   Cash and Cash Equivalents. Except to the extent reflected on
                 -------------------------
the Conclusive Statement, cash and cash equivalents, including, without limitation, bank deposits, investments in so-called "money market" funds, commercial paper funds, certificates of deposit, Treasury Bills and accrued interest thereon.

          (iii)  Tax Refunds. Any refunds or credits (including interest thereon
                 -----------
or claims therefor) with respect to any Taxes paid for any taxable period or portion thereof ending on or before the Closing Date (as defined in Section 4.12) relating to the Assets and the Borden Subs and the Transferred Subsidiary.

          (iv)   Insurance Contracts. Any contracts of insurance in respect of
                 -------------------
the Business and, subject to Section 7.20 hereof, any reimbursement for, or other benefit associated with, prepaid insurance, and any rights associated with any prepaid expense for which Buyer will not receive the benefit after the Closing Date, including without limitation any insurance proceeds with respect to events occurring prior to the Closing Date, to the extent BFC assumes or retains the cost of any such event or indemnifies Buyer with respect to such event.

          (v)    Excluded Information-Technology Systems.  Any information-
                 ---------------------------------------
technology systems other than those identified in Section 2.2(a)(ii) or on
Schedule 2.2(a)(iii)(C).
-----------------------

          (vi)   Employee Benefit Assets.  Other than as expressly provided in
                 -----------------------
Section 7.7, the Benefit Plans and all assets, if any, relating to the Benefit Plans (as defined in Section 4.13(b)).

          (vii)  Transferred or Disposed Assets.  Any assets transferred or
                 ------------------------------
otherwise disposed of by BFC prior to the Closing not in violation of the provisions of Section 7.2.

          (viii) BFC Trademarks. (x) All trademarks, servicemarks, trade names
                 --------------
of Borden, BFC and their respective affiliates incorporating the word "Borden," "Elsie," "Catelli" or "Classico", any of the brands listed on Schedule 2.6, or
                                                              ------------
the cow head design and any logos
related thereto or used in connection therewith; (y) any translations, adaptations, derivations or combinations of any of the items indicated in clause
(x); and (z) all goodwill associated with any of the items indicated in clauses
(x) and (y).

          (ix) Excluded Receivables.  The accounts receivable and other
               --------------------
receivables of the Business (other than those accounts receivable related to the export business conducted by BFC).

          (x)  Central Functions Assets.  Any assets, rights, properties,
               ------------------------
claims or contracts used predominantly in connection with the central functions of BFC and its subsidiaries ("Central Functions") in the United States.
                              -----------------

          (xi) Other Excluded BFC Assets.  Such other specific assets used in
               -------------------------
the Business as are listed on Schedule 2.3(xi).
                              ----------------
          2.4. Assumed Liabilities. Newco shall assume and agree to pay, perform
          ------------------------
and discharge when due, all debts, liabilities and obligations whatsoever, other than Excluded Liabilities (as defined below) of the Sellers and other than the liabilities of the Borden Subs (other than Newco) of the categories described below which shall be transferred to Buyer in their entirety pursuant to the Stock Purchase, arising out of or pertaining predominantly to the Business or the Assets in the United States (and to the extent that BFC engages in an export business, any liabilities arising out of such export business outside of the United States) whether arising before or after the Closing, and whether known or unknown, fixed or contingent, to the extent the same are unpaid, undelivered or unperformed on the Closing Date, including, but not limited to, the following (other than Excluded Liabilities):

     (a) all liabilities of or relating predominantly to the Business (other than Excluded Liabilities) included in (i) the Financial Statements, to the extent they are still in existence on the Closing Date, and (ii) the Statement including, in each case, the notes thereto and all liabilities incurred in the ordinary course of the Business subsequent to the date of the most recent Financial Statements, it being understood that Buyer shall not assume from any Seller and no Seller shall assign to Buyer or to Newco any indebtedness for borrowed money;

     (b) all debts, obligations and liabilities in respect of the Business or the Assets arising or incurred by Buyer or otherwise arising or incurred on or after the Closing Date;

     (c) all debts, obligations and liabilities which arise on account of Buyer's operation of the Business, the use of the Assets, and/or sale of any products manufactured and/or sold by Buyer on and after the Closing Date;

     (d) all liabilities with respect to all actions, suits, proceedings, disputes, claims or investigations arising out of or related predominantly to the Business or that otherwise arise out of or are related predominantly to the Assets;

     (e) all liabilities for claims predominantly relating to the Business or the Assets under BFC's self-insurance arrangements;

     (f)  all obligations and liabilities of BFC under the contracts listed on
Schedule 2.2(a)(iv), Leased Real Property (as defined in Section 4.7(b)) and
-------------------
those Licenses and Permits (as defined in Section 4.14) included in the Assets;

     (g) all workers' compensation, product liability, automobile liability and general liability claims of BFC relating predominantly to the Business which occurred prior to the Closing Date, or any incident arising prior to the Closing Date which results in any such claims after the Closing Date including workers' compensation claims of Business Employees who were employed at any of the facilities listed on Schedule 4.13(b)(i)-1, subject to Section 7.20 hereof;
                     ---------------------

     (h) all obligations and liabilities relating predominantly to Business Employees and Transferred Employees (as defined in Section 4.13(b)), including pursuant to Benefit Plans (as defined in Section 4.13(b)) (as may be more fully set forth in Section 7.7 hereof), except as otherwise specifically provided in
Section 7.7 hereof;

     (i) all obligations and liabilities of BFC arising as a result of being the owner, occupant of, or the operator of the activities conducted at, any of the Real Property or the Facilities, including all obligations and liabilities relating to personal injury, property damage and Environmental Liability (as defined in Section 4.16), subject to Section 7.20;

     (j) all obligations and liabilities for (i) Taxes owed in respect of the Business or the Assets for any taxable period or portion thereof commencing after the Closing Date and (ii) Taxes owed in respect of the Business or the Assets assumed by Buyer pursuant to this Agreement;

     (k) all obligations and liabilities of BFC under any open purchase orders related predominantly to the Business entered into in the ordinary course of business that have not been fulfilled as of the Closing Date;

     (l) all liabilities and obligations for all consumer complaints, trade complaints, written product guarantees set forth on the packaging thereof and damages or unsaleable merchandise returned or received, in each case predominantly related to the Business or the Assets; and

     (m) all liabilities and obligations of or relating predominantly to the Business or the Assets of the categories included in clause (a) above, including, without limitation, all liabilities and obligations (i) for commissions, fees or other payments, including expenses, due to brokers and agents for sales and orders for products of the Business, (ii) for trade promotion programs (including, without limitation, slotting allowances, retailer ads, store display allowances and similar items), non-coupon consumer promotions (including, without limitation, sweepstakes) and other marketing programs related predominantly to the Business and (iii) for consumer coupons for products of the Business.

          2.5. Excluded Liabilities.  It is expressly agreed that the applicable
          -------------------------
Seller will retain and Newco shall not assume any of the following liabilities (the "Excluded Liabilities"), in
      --------------------
each case, excluding liabilities of the categories described below of the Borden Subs (other than Newco), all of which shall be transferred in the Stock
Purchase:

     (a) all obligations and liabilities predominantly arising out of or relating to the Excluded Assets;

     (b) all debts, liabilities, obligations, damages, costs or other expenses of the Sellers that are not related predominantly to the Assets or do not arise out of or are not predominantly related to the Business;

     (c) all Taxes of or attributable to the Assets for any taxable period or portion thereof ending on or before the Closing Date (other than Taxes assumed by Buyer pursuant to this Agreement) including, without limitation, any such Taxes attributable to or resulting from the sale, disposition or other transfer of the Excluded Assets;

     (d) all obligations and liabilities of BFC or its affiliates retained pursuant to Section 7.7 hereof;

     (e) any other obligations and liabilities for which the Sellers have assumed responsibility pursuant to this Agreement;

     (f) all debts, liabilities or obligations arising out of or related to any operation or business (including divested operations) of the Sellers other than the Business, other than (i) obligations and liabilities of BFC or its affiliates assumed by Buyer pursuant to Section 7.7 and (ii) obligations or liabilities for workers' compensation claims of Business Employees who were employed at any of the facilities listed on Schedule 4.13(b)(i)-1;
                                            ---------------------
     (g) all obligations and liabilities of Sellers or the Business for borrowed money or in respect of borrowed money; and

     (h) all obligations and liabilities relating to or arising out of the use, operation, disposal or closure of any facility other than the Facilities, including those arising under Environmental Laws, other than workers' compensation claims of Business Employees who were employed at any of the facilities listed on Schedule 4.13(b)(i)-1.
                     ---------------------

          2.6. Sale of Assets.
          -------------------

     (a)  Sale of BFC Investments Assets.  Subject to the satisfaction or waiver
          ------------------------------
of the conditions set forth in this Agreement, at the Closing and as of the Closing Date, BFC Investments shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase or assume, as the case may be, the assets, rights, properties, claims, contracts and business of BFC Investments set forth below (the "BFC Investments Assets"). As of the Closing, risk of loss as to the
            ----------------------
BFC Investments Assets shall pass from BFC Investments to Buyer. The BFC Investments Assets to be purchased by Buyer at the Closing are all of BFC Investments' right, title and interest in (i) all trademarks, trademark registrations, trademark applications (including all documents or files pertaining thereto), and trade names; (ii) any and all licenses or other rights to use trademarks owned by others, (iii) any trade dress associated therewith, in each case used predominantly in connection with the Business and described on Schedule 2.6(a)
                                                               ---------------
hereto solely in the territories set forth on such Schedule and (iv) in the case of each of clauses (i), (ii) and (iii), all goodwill associated with any of the items indicated in such clauses of this Section 2.6(a). It is expressly agreed that BFC Investments will retain and Buyer will not acquire (a) any trademarks, servicemarks or trade names of Borden, BFC or any of their respective affiliates incorporating the words "Borden," "Elsie," "Classico," any of the brands listed on Schedule 2.6 (such brands, the "Excluded Brands") or the cow head design and
   ------------                    ---------------
any logos related thereto or used in connection therewith, other than the rights granted pursuant to the Borden License Agreement and the R&F License Agreement;
(b) any translations, adaptations, derivations or combinations of any of the items indicated in clause (a); and (c) all goodwill associated with any of the items indicated in clauses (a) and (b) (the "Excluded BFC Investments Assets").
                                             -------------------------------

     (b)  Sale of BFIC Assets.  Subject to the satisfaction or waiver of the
          -------------------
conditions set forth in this Agreement, at the Closing and as of the Closing Date, BFIC shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase or assume, as the case may be, the assets, rights, properties, claims, contracts and business of BFIC set forth below (the "BFIC Assets"; and
                                                             -----------
together with the BFC Assets and the BFC Investments Assets, the "Assets"). As
                                                                  ------
of the Closing, risk of loss as to the BFIC Assets shall pass from BFIC to Buyer. The BFIC Assets to be purchased by Buyer at the Closing are all of BFIC's right, title and interest in (i) all trademarks, trademark registrations, trademark applications (including all documents or files pertaining thereto), and trade names; (ii) any and all licenses or other rights to use trademarks owned by others, (iii) any trade dress associated therewith, in each case used predominantly in connection with the Business and described on Schedule 2.6(b)
                                                               ---------------
hereto solely in the territories set forth on such Schedule and (iv) in the case of each of clauses (i), (ii) and (iii), all goodwill associated with any of the items indicated in such clauses of this Section 2.6(b). It is expressly agreed that BFIC will retain and Buyer will not acquire (a) any trademarks, servicemarks or trade names of BFIC incorporating the words "Borden," "Elsie," "Catelli," any of the Excluded Brands or the cow head design and any logos related thereto or used in connection therewith, other than the rights granted pursuant to the Borden License Agreement and the license agreement to use the Catelli mark being transferred hereunder; (b) any translations, adaptations, derivations or combinations of any of the items indicated in clause (a); and (c) all goodwill associated with any of the items indicated in clauses (a) and (b) (the "Excluded BFIC Assets"; and together with the Excluded BFC Assets and the
      --------------------
Excluded BFC Investments Assets, the "Excluded Assets").
                                      ---------------

     (c)  Rights Arising From BFC Investments Assets and BFIC Assets.  The BFC
          ----------------------------------------------------------
Investments Assets and the BFIC Assets shall include the right to bring all actions at law and in equity after the Closing Date arising out of the infringement or violation of the BFC Investments Assets or the BFIC Assets prior to the Closing Date and to retain all damages and proceeds therefrom.

          2.7.  Assets and Liabilities of Borden Subs. Notwithstanding any other
          -------------------------------------------
provisions in this Agreement, all assets, liabilities, debts and obligations of each of the Borden Subs as of the Closing Date are transferred pursuant to the Stock Purchase (except as otherwise specifically provided in this Agreement or the Schedules hereto) and such transferred assets, liabilities, debts and obligations shall not be considered Excluded Assets or Excluded Liabilities;

provided that in no event shall such liabilities include debt for borrowed money
--------
other than debt of Albadoro, S.p.A. in the aggregate principal amount of EUR 3,000,000, plus accrued interest that is underlying the Italian Note Receivable.

                                  ARTICLE III

                        PURCHASE PRICE AND ADJUSTMENTS
                        ------------------------------

          3.1. Purchase Price. (a) The aggregate purchase price for the Borden
          -------------------
Subs Stock shall be (i) Twenty Nine Million One Hundred Thousand Dollars ($29,100,000) further allocated as set forth on Schedule 3.1(a), plus (ii) the
                                                ---------------
amount, if any, by which Estimated Net Working Capital (as defined below) is greater than $12,940,000 (the "Target Net Working Capital") minus (iii) the
                               --------------------------
amount, if any, by which the Estimated Net Working Capital is less than the Target Net Working Capital (such sum, the "BFC Purchase Price"). The aggregate
                                           ------------------
purchase price for the BFC Investment Assets purchased from BFC Investments shall be Twelve Million Dollars ($12,000,000) (the "BFC Investments Purchase
                                                    ------------------------
Price"). The aggregate purchase price for the BFIC Assets purchased from BFIC
-----
shall be Two Million Dollars ($2,000,000) (the "BFIC Purchase Price" and
                                                -------------------
together with the BFC Purchase Price and the BFC Investments Purchase Price, the "Purchase Price").
 --------------

     (b) Buyer and the Sellers agree, for Tax purposes, to treat the sale of The Prince Company, Inc. and Borden Foods World Trade Corporation (collectively, the "U.S. Subsidiaries") and the sale of stock of Newco as an asset sale
     -----------------
pursuant to Section 7.13 of this Agreement. As soon as practicable after the Closing (but in no event later than two months after the Closing Date), Buyer shall prepare and deliver to the Sellers an allocation of the Purchase Price in accordance with the rules under Section 338 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated
                       ----
thereunder. The Sellers shall have fifteen (15) business days to review and object to such allocation by delivering to Buyer a written statement setting forth the Sellers' reasonable objections. If the Sellers fail to deliver any objection, the allocation prepared by Buyer shall be deemed to have been accepted by the Sellers. If the Sellers deliver any objections, the Sellers and Buyer shall cause their respective accountants to negotiate in good faith on their behalf and agree to an allocation. Buyer and the Sellers recognize that the Purchase Price relating to Newco does not include Buyer's acquisition expenses and that Buyer will allocate such expenses appropriately. BFC and Buyer agree to use the agreed-upon allocations for purposes of all relevant Tax returns or filings, including any forms or reports required to be filed pursuant to Section 338 of the Code, the Treasury Regulations promulgated thereunder or any provisions of local, state and foreign law ("338 Forms"), and to cooperate
                                                 ---------
in the preparation of any 338 Forms and to file such 338 Forms in the manner required by applicable law.

     (c) The Purchase Price shall be payable in immediately available federal funds to such bank accounts, in the United States, as shall be designated by BFC at least two (2) business days prior to Closing.

          3.2. Purchase Price Adjustment. (a) BFC shall, at least five (5)
               -------------------------
business days prior to the Closing Date, cause to be prepared and delivered to Buyer a statement (the "Preliminary Statement") setting forth a good faith
                        ---------------------
estimate of the estimated calculations of Net Working Capital (as defined below) of the Business as of 12:01 a.m. on the Closing Date (the "Estimated Net Working
                                                           ---------------------
Capital"). "Net Working Capital" shall mean (a) current assets less (b) current
-------     -------------------
liabilities, all as determined in accordance with (i) the methods used in preparing the balance sheet included in the Financial Statements and consistent, in the case of inventory, with BFC's Accounting Policy and Procedure Number A40.01 titled "Inventory Valuation Method" issued October 20, 2000 and (ii) United States generally accepted accounting principles, consistently applied ("GAAP"), except as disclosed on Schedule 4.5; provided that, in determining Net
  ----                           ------------  --------
Working Capital, (i) income Tax assets and liabilities shall be excluded; (ii) the line item for "Trade promotion accruals" will exclude all slotting allowances related to the Sobey's agreement referred to on Schedule 4.6; (iii)
                                                           ------------
Net Working Capital (determined pursuant to this sentence excluding this clause
(iii)) (x) of Borden Foods World Trade Corporation and (y) arising from operations to be assumed by Buyer pursuant to the agreements listed on Schedule
                                                                       --------
3.2(a) shall be included; (iv) employee termination liabilities arising from
------
terminations approved by Buyer shall be excluded; (v) amounts owing pursuant to stay bonuses identified on Schedule 7.7(d)(ii)-1 shall be excluded; and (vi)
                           ---------------------
Excluded Assets and Excluded Liabilities shall be excluded.

     (b) Within forty-five (45) calendar days after the Closing Date, BFC shall cause to be prepared and delivered to Buyer a statement (the "Statement")
                                                              ---------
setting forth the Net Working Capital, and the components and calculation thereof, as of 12:01 a.m. on the Closing Date (the "Actual Working Capital").
                                                    ----------------------
The inventory amount included in Actual Working Capital shall be based on a physical inventory jointly conducted by Buyer and BFC or one of its affiliates at Buyer's expense within ten (10) calendar days of the Closing, with the valuation of the physical inventory count determined in accordance with the applicable provisions of the definition of Net Working Capital. At the same time, BFC shall also cause to be prepared and delivered to Buyer a statement (the "Adjustment Statement") setting forth the calculations of the amount by
      --------------------
which the Net Working Capital as shown on the Statement (i) exceeds the Estimated Net Working Capital (any such excess amount, the "Excess Amount") or
                                                            -------------
(ii) is less than the Estimated Net Working Capital (any such deficiency amount, the "Deficiency Amount"). Buyer shall provide BFC with reasonable access to the
     -----------------
relevant books and records and employees of the Business to the extent required to prepare the Statement and the Adjustment Statement.

     (c) After receipt of the Statement and the Adjustment Statement, Buyer will have thirty (30) days to review the Statement and the Adjustment Statement together with the workpapers used in their preparation. Unless Buyer delivers written notice to BFC setting forth the specific items disputed by Buyer on or prior to the thirtieth day after its receipt of the Statement and the Adjustment Statement, Buyer will be deemed to have accepted and agreed to the Statement and the Adjustment Statement and such agreement will be final and binding. If Buyer so notifies BFC of its objections to any of the Statement or the Adjustment Statement, Buyer and BFC will, within thirty (30) days following the notice (the "Resolution Period"), attempt to resolve their differences. Any resolution by
 -----------------
Buyer and BFC during the Resolution Period as to any disputed amounts will be final, binding and conclusive.

          (d) If Buyer and BFC do not resolve all disputed items by the end of the Resolution Period, then all items remaining in dispute will be submitted within thirty (30) days after the expiration of the Resolution Period to Arthur Andersen LLP or such other national independent accounting firm mutually acceptable to Buyer and BFC (the "Neutral Auditor"). The
                                                     ---------------
     Neutral Auditor shall act as an arbitrator to determine only those items in dispute. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditor will be allocated between Buyer and BFC in the same proportion that the aggregate amount of the disputed items so submitted to the Neutral Auditor that is unsuccessfully disputed by each such party (as finally determined by the Neutral Auditor) bears to the total amount of such disputed items so submitted. The Neutral Auditor will deliver to Buyer and BFC a written determination (such determination to include a work sheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Neutral Auditor by BFC and Buyer) of the disputed items within thirty (30) days of receipt of the disputed items, which determination will be final, binding and conclusive. The final, binding and conclusive Statement and Adjustment Statement, which either are agreed upon by Buyer and BFC or are delivered by the Neutral Auditor in accordance with this Section 3.2, will be the "Conclusive Statement" and the "Conclusive
                                    --------------------           ----------
     Adjustment Statement," respectively. In the event that either Buyer or BFC
     --------------------
     fails to submit its statement regarding any items remaining in dispute within the time determined by the Neutral Auditor, then the Neutral Auditor shall render a decision based solely on the evidence timely submitted to the Neutral Auditor by Buyer and BFC.

          (e) If the Conclusive Adjustment Statement contains a Deficiency Amount, then the Purchase Price will be reduced by such Deficiency Amount, and BFC shall pay to Buyer an amount in cash equal to such Deficiency Amount. If the Conclusive Adjustment Statement contains an Excess Amount, then the Purchase Price will be increased by such Excess Amount, and Buyer shall pay to BFC an amount in cash equal to such Excess Amount. All payments to be made pursuant to this Section 3.2(e) will be made on the second business day following the date on which Buyer and BFC agree to, or the Neutral Auditor delivers, the Conclusive Statement and the Conclusive Adjustment Statement. Any payment required to be made by BFC or Buyer pursuant to this Section 3.2(e) shall bear interest from the Closing Date through the date of payment at a rate of interest equal to the prime rate per annum publicly announced from time to time by Citibank, N.A. at its principal office in New York City, and shall be payable by wire transfer of immediately available funds to an account or accounts designated by the party entitled to receive such funds prior to the date when such payment is due.

               3.3. Adjustment for Trade Promotion Accruals. (a) BFC shall cause
               --------------------------------------------
to be prepared and delivered to Buyer within thirty (30) calendar days following the Deduction End Date (as defined below) a statement setting forth the amount of deductions identified and cleared against the line item for "Trade promotion accruals" as identified on the Conclusive Statement ("Trade Promotion Accrual")
                                                      -----------------------
for the period commencing on the Closing Date and ending on the last day of the BFC fiscal month during which the date which is one hundred five (105) days after the Closing Date occurs (such last day of the BFC fiscal month, the "Deduction End Date") relating to trade promotion programs (such as slotting
 ------------------
allowances, retailer ads, store display allowances and similar items) of the Business in effect prior to the Closing Date (such amount, the "Deduction
                                                                ---------
Amount"). Following the Transfer Date (as defined in the Services Agreement),
------
Buyer shall provide to BFC commercially reasonable documentation relating to such deductions such that BFC can reasonably determine that portion of the Deduction Amount incurred in the period between the Transfer Date and the Deduction End Date. BFC shall have the right to review such information delivered by Buyer and if the parties are unable to agree, the amount of such deductions shall be submitted to the Neutral Auditor in accordance with the last sentence of this paragraph. Unless Buyer, within thirty (30) calendar days after receipt of BFC's computation of the Deduction Amount, notifies BFC that it objects to the computation of the Deduction Amount, specifying the basis of such objection and its alternative computation, Buyer will be deemed to have accepted and agreed to the Deduction Amount set forth in the statement delivered by BFC and such computation will be final and binding. If Buyer so notifies BFC of its objections to the computation of the Deduction Amount, Buyer and BFC will, within thirty (30) calendar days following the notice, attempt to resolve their differences. Any resolution by Buyer and BFC during such 30-day period will be final, binding and conclusive. If Buyer and BFC are unable to agree upon the Deduction Amount within such 30-day period, the determination of the Deduction Amount shall be submitted to the Neutral Auditor for final determination pursuant to Section 3.2(d) as if such section applied to such disagreement.

     (b) If the Deduction Amount as finally and conclusively determined pursuant to paragraph (a) above exceeds the Trade Promotion Accrual, then the Purchase Price will be reduced by the product of (i) 50% and (ii) the excess of the Deduction Amount over the Trade Promotion Accrual (such product, the "Deduction Excess Amount") and BFC shall pay to Buyer such Deduction Excess
 -----------------------
Amount on the second business day following such final and conclusive determination. Any payment required to be made by BFC pursuant to this Section
3.3 shall bear interest from the Closing Date through the date of payment at a rate of interest equal to the prime rate per annum publicly announced from time to time by Citibank, N.A. at its principal office in New York City, and shall be payable by wire transfer of immediately available funds to an account or accounts designated by Buyer prior to the date when such payment is due.

                                  ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BFC
                     -------------------------------------

     BFC represents and warrants to Buyer as follows:

          4.1. Due Organization. Each of the Sellers (other than BFC
          ---------------------
Investments), the Borden Subs and the Transferred Subsidiary are duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation and BFC Investments is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of the Sellers has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. Each of the Sellers, each of the Borden Subs and the Transferred Subsidiary (i) has all requisite power and authority to own its properties and assets and to carry on its business as it is now being conducted and (ii) is in good standing and is duly qualified to transact business in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Assets, Assumed Liabilities, business, financial condition or results of operations of the Business (a "Material Adverse Effect"). Set forth on Schedule 4.1 are the
             -----------------------                 ------------
jurisdictions in which BFC, each of the Borden Subs and the

Transferred Subsidiary are qualified to transact business. The Certificate of Incorporation and By-Laws for each of the Borden Subs and the Transferred Subsidiary, which reflect all amendments made thereto at any time prior to the date of this Agreement, have been delivered to Buyer and are correct and complete in all material respects.

          4.2. Authorization and Validity of Agreement. The execution, delivery
          --------------------------------------------
and performance by BFC and, where applicable, the other Sellers of this Agreement and the consummation by the Sellers of the transactions contemplated hereby have been duly authorized by all necessary action on the part of BFC and, where appropriate, has been duly authorized by the other Sellers, and no other action on the part of the Sellers is necessary for the execution, delivery and performance by BFC and, where applicable, the other Sellers of this Agreement and the consummation by the Sellers of the transactions contemplated hereby. This Agreement has been duly executed and delivered by BFC and, where applicable, the other Sellers and is a legal, valid and binding obligation of BFC and, where applicable, the other Sellers, enforceable against BFC and, where applicable, the other Sellers in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles.

          4.3. Borden Subs Stock; Subsidiaries. (a) Except as set forth on
          ------------------------------------
Schedule 4.3(a) hereto, all of the Borden Subs Stock has been validly issued and
---------------
is fully paid and nonassessable and is owned by BFC and/or its subsidiaries free and clear of all liens, claims, charges, security interests, options or other legal or equitable encumbrances. Schedule 4.3(a) sets forth for each Borden Sub
                                 ---------------
the authorized capital stock, the number of shares of outstanding capital stock, the number of shares of such outstanding capital stock owned by each owner thereof and the name of each such owner. Except as indicated on Schedule 4.3(a)
                                                                ---------------
hereto, there are no outstanding options, warrants or other rights of any kind relating to the sale, issuance or voting of any Borden Subs Stock that have been issued, granted or entered into by BFC or any of its subsidiaries or any securities convertible into or evidencing the right to purchase any Borden Subs Stock.

     (b) None of the Borden Subs has any entities in which it directly or indirectly owns 50% or more of the effective voting power or equity interest except for Monder Aliment, S.p.A. (the "Transferred Subsidiary"). The
                                        ----------------------
Transferred Subsidiary's authorized capitalization consists of 2.000.000.000 shares. All of the outstanding shares of capital stock of the Transferred Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. A Borden Sub is the record and beneficial owner of all of the outstanding shares of capital stock of the Transferred Subsidiary. There are no outstanding options, warrants or other rights of any kind relating to the sale, issuance or voting of any of the outstanding shares of the capital stock of the Transferred Subsidiary that have been issued, granted or entered into by any Borden Sub or any securities convertible into or evidencing the right to purchase any of the outstanding shares of the capital stock of the Transferred Subsidiary.

     (c) Newco was formed solely for the purpose of entering into this Agreement and consummating the transactions contemplated hereby and, since its formation, has engaged in no activity, has conducted no other business and has no liabilities other than as provided in, or contemplated by, this Agreement.

     (d) The Prince Company, Inc. exists for purposes of labeling and has not conducted any other business.

          4.4. No Conflict. Except as set forth on Schedule 4.4 hereto and
          ----------------                         ------------
except as specifically contemplated in this Agreement and except as would not have a Material Adverse Effect, the execution, delivery and performance by the Sellers of this Agreement and the consummation by the Sellers of the transactions contemplated hereby: (i) will not violate any provision of law, rule or regulation, order, judgment or decree applicable to the Sellers, any Borden Sub or the Transferred Subsidiary; (ii) will not require any consent or approval of, or filing with or notice to, any Governmental Authority (as defined below) under any provision of law applicable to the Sellers, any Borden Sub or the Transferred Subsidiary, except for the requirements of the Competition Act (Canada), as amended (the "Competition Act") and except for any consent,
                           ---------------
approval, filing or notice requirements that become applicable solely as a result of the specific regulatory status of Buyer or its affiliates or which Buyer or its affiliates are otherwise required to obtain; (iii) will not violate any provision of the organizational documents of any of the Sellers, any Borden Sub or the Transferred Subsidiary; and (iv) will not require any consent or approval under, and will not conflict with, or result in the violation, breach or termination of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, or result in the acceleration of the performance by the Sellers, any Borden Sub or the Transferred Subsidiary under, any indenture, mortgage, deed of trust, lease, license, franchise, contract, agreement or other instrument to which any such person is a party or by which it or any of its assets are bound.

          4.5. Financial Statements. Schedule 4.5 hereto contains a copy of the
          -------------------------  ------------
unaudited balance sheets of the Business as of December 31, 2000 and March 31, 2001 and the related statement of direct product contribution for the fiscal year ended December 31, 2000 and the fiscal quarter ended March 31, 2001, respectively, with the notes thereto (collectively, the "Financial Statements").
                                                         --------------------
Except as set forth on Schedule 4.5, the Financial Statements present fairly in
                       ------------
all material respects the financial condition and the direct product contribution of the Business as of the date and for the period indicated. The Financial Statements have been prepared in accordance with BFC's internal accounting practices, and, subject to the adjustments, exceptions and practices listed on Schedule 4.5 hereto, in accordance with GAAP, consistently applied.
          ------------
All Financial Statements are qualified by the fact that the Business has not operated as a separate "stand-alone" entity within BFC. As a result, the Business received certain infrastructure support, the costs of which are excluded from direct product contribution of the Business. In addition, in order to present financial statements for the Business, certain significant assumptions regarding the basis of presentation have been made, as set forth on
Schedule 4.5, all of which are believed by BFC to be reasonable. BFC MAKES NO
------------
REPRESENTATION WITH RESPECT TO ANY FINANCIAL INFORMATION FOR THE BUSINESS DELIVERED TO BUYER OTHER THAN AS CONTAINED IN OR PURSUANT TO THIS AGREEMENT. BFC MAKES NO OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO SUCH FINANCIAL INFORMATION PRESENTED IN THE FINANCIAL STATEMENTS.

          4.6. Absence of Changes. Except as otherwise disclosed on Schedule 4.6
          -----------------------                                   ------------
or as contemplated by this Agreement, since January 1, 2001, (i) the Business has been conducted in all material respects in the ordinary course consistent with past practice, (ii) there has not been any Material Adverse Effect, other than seasonal changes, changes relating to the economy in general or changes relating to the industry in which the Business operates in general and (iii) with respect to the Borden Pension Plan (as defined in Section 7.7(g) of this Agreement), neither Borden nor its affiliates have made any changes or taken any action, other than (x) in the ordinary course of business consistent with past practice (including as required by applicable law and the terms of any collective bargaining agreement), (y) as disclosed on Schedule 7.7(g)-1, or (z) as contemplated by
                                -----------------
Section 7.7(g) of this Agreement.

          4.7. Real and Personal Properties. (a) On the date hereof, BFC or the
          ---------------------------------
applicable Borden Sub or the Transferred Subsidiary has and, at the Closing, the Borden Subs and the Transferred Subsidiary will have good and marketable title in fee simple to the Owned Real Property, a valid and binding leasehold interest in the Leased Real Property and good and marketable title to the Machinery (which term for the purposes of this Section 4.7 only shall also include machinery owned by all of the Borden Subs and the Transferred Subsidiary that is of the same nature as the Machinery), free and clear of all liens, charges, mortgages, pledges, security interests and other encumbrances, except (i) as set forth on Schedule 4.7(a); (ii) liens for taxes, assessments and other
         ---------------
governmental charges not yet due and payable or, if due, (A) not delinquent or
(B) being contested in good faith by appropriate proceedings during which collection or enforcement against the property is stayed so long as adequate security has been posted for the payment of such amounts; (iii) mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens arising or incurred in the ordinary course of business if the underlying obligations are not past due; (iv) with respect to Machinery, original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; (v) with respect to Owned Real Property, (A) easements, licenses, covenants, rights-of-way and other similar restrictions, including, without limitation, any other agreements or restrictions which would be shown by a current title report, (B) any conditions that may be shown by a current survey or title report and (C) zoning, building and other similar restrictions, so long as none of (A) or (B), individually or in the aggregate, renders the title of such real property unmarketable or uninsurable or prevents the use of such real property substantially as used on the date hereof; and (vi) other liens, charges or other encumbrances which do not, individually or in the aggregate, render the title of such real property unmarketable or uninsurable or prevent the use of such real property substantially as used on the date hereof (such liens, charges and encumbrances described in clauses (i)-(vi) hereof are referred to herein as "Permitted Liens").
                       ---------------

     (b)  Schedule 4.7(b) contains a list of (i) the real property owned in fee
          ---------------
by the Sellers or the Borden Subs or the Transferred Subsidiary predominantly related to the Business ("Owned Real Property") and (ii) all leases of real
                          -------------------
property leased by the Sellers, the Borden Subs or the Transferred Subsidiary relating predominantly to the Business ("Leased Real Property" and, together
                                         --------------------
with Owned Real Property, the "Real Property"), including all buildings,
                               -------------
structures and other improvements situated thereon (individually referred to as a "Facility" and, collectively, as the "Facilities"). Except as set forth in
   --------                             ----------
Schedule 4.7(b), (i) there are no parties in possession of any portion of the
---------------
Real Property as lessees, tenants at sufferance or trespassers other than the Sellers, the Borden Subs and the Transferred Subsidiary and (ii) to the knowledge of BFC, there is no pending special assessment affecting the Owned Real Properties or any part thereof.

Except as provided in Schedule 4.7(b), neither the Sellers nor any Borden Subs
                      ---------------
or the Transferred Subsidiary have received actual notice that the location, construction, occupancy, operation or use of the buildings located on the Real Property violates in any material respect any restrictive covenant or deed restriction or any other governmental laws, orders, rules or regulations.

     (c) Except as would not, individually or in the aggregate, have a Material Adverse Effect and except as set forth on Schedule 4.7(c), the Machinery (which
                                          ---------------
term for the purposes of this Section 4.7 only shall also include machinery owned by all of the Borden Subs and the Transferred Subsidiary that is of the same nature as the Machinery) and the Facilities are in sufficiently good operating condition and repair to permit their use in continuing the operations of the Business as such operations are presently conducted, subject to normal wear and tear.

     (d)  Except for the Facilities and as set forth in Schedule 4.13(b)(i)-1,
                                                        ---------------------
neither the Borden Subs, the Transferred Subsidiary nor any of their respective affiliates have owned, operated or utilized any facility in connection with the Business.

          4.8. Contracts. (a) Except as set forth on Schedule 4.8 and Schedule
          --------------                             ------------     --------
4.13(b)(i), and except for the leases relating to the Leased Real Property, as
----------
of the date hereof, there are no outstanding Contracts (as defined below) that
(i) involve commitments by the Borden Subs or the Transferred Subsidiary for terms of twelve (12) months or longer; (ii) involve payment by or to the Borden Subs or the Transferred Subsidiary of more than $250,000 or (iii) are entered into with salesmen, commissioned agents, or other sales representatives, or with distributors or dealers, or (iv) are (a) Contracts that restrict or limit in any respect the ability of Sellers (but only with respect to the Business), the Borden Subs or the Transferred Subsidiary to compete in any line of business or with any person in any area; (b) Contracts involving the sharing of profits, losses, costs or liabilities; (c) guaranties, suretyships or other contingent agreements of the Borden Subs or the Transferred Subsidiary; (d) consulting agreements involving payment by any Borden Sub or the Transferred Subsidiary of more than $100,000 annually; and in the case of clauses (ii)-(iv), except for Contracts that are terminable by their terms, without penalty, on thirty (30) days or less notice. For purposes of this Agreement, "Contracts" shall mean all
                                                      ---------
written commitments, contracts, indentures, mortgages, licenses, undertakings and agreements, to which any Seller, Borden Sub or Transferred Subsidiary is bound that relate predominantly to the Business or the Assets, excluding real property leases, purchase orders for inventory and intercompany agreements, but including, without limitation, all personal property leases, service or maintenance agreements, slotting agreements, broker agreements, sales representative agreements and license agreements. Contracts disclosed on
Schedule 4.8 hereto are hereafter referred to as "Disclosed Contracts".
------------                                      -------------------

          (b)  Except as set forth on Schedule 4.8:  (A) each Disclosed Contract
                                      ------------
is valid, binding and enforceable against the applicable Seller, Borden Sub or other BFC affiliate a party thereto; (B) each of Sellers, the Borden Subs and/or the Transferred Subsidiary party thereto has performed all obligations under the Disclosed Contracts required to be performed by it and none of the Sellers, the Borden Subs nor the Transferred Subsidiary party thereto has received any material claim of default under any Disclosed Contract; and (C) BFC does not have knowledge of any breach or anticipated breach by any other party to any Disclosed Contract. BFC has made available to Buyer copies of all of the Contracts described in this Section 4.8.

          4.9. Legal Proceedings. Except as set forth on Schedule 4.9:
          ----------------------                         ------------

     (a) there are no actions, suits, proceedings, orders or audits relating to the Business pending or (to the knowledge of BFC) threatened or, to the knowledge of BFC, investigations or inspections relating to the Business pending or threatened against or affecting BFC and its subsidiaries at law or in equity, or before or by any federal, state, provincial, municipal, foreign or other governmental department, commission, board, bureau, agency, court or instrumentality, domestic or foreign ("Governmental Authority"), involving
                                       ----------------------
amounts in excess of $50,000; provided, that no representation is made as to any
                              --------
pending or threatened actions, suits, proceedings, orders, audits, investigations or inspections by any Governmental Authority relating to the transactions contemplated by this Agreement; and

     (b) BFC and its subsidiaries are not subject to any material order, writ, injunction, judgment, award or decree of any court, arbitral tribune or any Governmental Authority relating to the Business.

          4.10. Intangible Property Rights. (a) Schedule 4.10(a)(i) lists all
          --------------------------------      -------------------
material unexpired domestic and foreign patents and patent applications, as well as all material reissues, divisionals, continuations and continuation-in-part applications and any patents issuing thereon, and all material license agreements and other agreements which relate to inventions and discoveries and any patent applications and patents thereon, as well as improvements therein, used predominantly in connection with the Business (the "Patent Rights"). Except
                                                         -------------
as set forth in Schedule 4.10(a)(ii), (i) the Sellers own, are licensed or have
                --------------------
the right to use the Patent Rights described in Schedule 4.10(a)(i) free and
                                                -------------------
clear of all material liens and encumbrances; (ii) there are no pending or, to the knowledge of BFC, threatened material actions or proceedings challenging the validity or ownership of such Patent Rights or the Sellers' right to use such Patent Rights; (iii) the Patent Rights described in Schedule 4.10(a)(i)
                                                    -------------------
constitute the material Patent Rights owned by the Sellers or used by the Sellers or any Borden Sub or the Transferred Subsidiary in connection with the operation of the Business; (iv) to the knowledge of BFC, the issued patents under such Patent Rights are valid and subsisting and none of said patents is now being materially infringed by others; (v) there are no material written licenses or sublicense agreements now in effect regarding the Sellers', Borden Subs' or the Transferred Subsidiary's use of such Patent Rights; and (vi) to the knowledge of BFC, the Sellers, the Borden Subs and the Transferred Subsidiary are not materially infringing any U.S. or foreign patent owned by third parties in the current operation of the Business.

     (b)  Schedule 4.10(b)(i) lists (i) all material trademarks, trademark
          -------------------
registrations and trademark applications; (ii) any and all material licenses or other rights to use trademarks owned by others and (iii) any material trade dress associated therewith, in each case used predominantly in connection with the Business (the "Trademark Rights"). Except as set forth in Schedule
                   ----------------                           --------
4.10(b)(ii), (i) the Sellers, the Borden Subs and the Transferred Subsidiary
-----------
own, are licensed or have the right to use the Trademark Rights, free and clear of any material encumbrances; (ii) to the knowledge of BFC, all registrations for such Trademark Rights are valid and subsisting; (iii) no material action or proceeding by third parties with regard to the use of any of such Trademark Rights and trade dress is pending or has been made, or to the knowledge of BFC, threatened and, to the knowledge of BFC, none of such Trademark Rights is being materially infringed by others; and (iv) the trademarks described in Schedule 4.10(b)(i) constitute the
                                             -------------------
material trademarks owned by the Sellers or used by the Sellers or any Borden Sub or the Transferred Subsidiary in connection with the operation of the Business.

     (c) Except for the Excluded BFC Assets, the Borden License Agreement and the Patent License Agreement (as defined below) and except as set forth on
Schedule 4.10(a)(ii) and Schedule 4.10(b)(ii), upon consummation of the
--------------------     --------------------
transactions contemplated by this Agreement, Buyer shall own, directly or indirectly, all of the Intellectual Property (as defined below) currently used predominantly in the Business. "Intellectual Property" shall mean all material
                                ---------------------
(i) Patent Rights, (ii) Trademark Rights, (iii) service marks, trade names, Internet domain names, designs, logos, slogans and general intangibles of like nature, together with goodwill symbolized thereby and associated therewith, registrations and applications related to the foregoing, (iv) copyrights (including registrations and applications for any of the foregoing), (v) confidential information, technology, know-how, inventions, processes, formulae, algorithms, models and methodologies and (vi) any licenses to use any of the foregoing.

          4.11. Insurance. With respect to the Business, the Sellers, the Borden
          ---------------
Subs and/or the Transferred Subsidiary have in force policies of insurance with reputable insurance companies or associations in amounts and with retentions and deductibles and covering such risks as are in accordance with reasonable business practices and will continue in force to the Closing Date policies of insurance of substantially the same character and coverage. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no pending notice of default, cancellation, termination or denial of insurance coverage has been received by Sellers, the Borden Subs or the Transferred Subsidiary with respect to any such policy. Schedule 4.11 sets forth all existing insurance
                            -------------
coverage for the Sellers, the Borden Subs and the Transferred Subsidiary with respect to the Business. The scheduling of such insurance coverage shall not in any way affect its status as an Excluded Asset.

          4.12. Tax Matters. (a)  Except as set forth on Schedule 4.12, there
          -----------------                              -------------
has been filed by or on behalf of each Borden Sub and the Transferred Subsidiary with respect to the material returns relating to any federal, state, provincial, local, territorial and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, real estate, excise, value added, estimated, stamp, alternative or add-on minimum, environmental, withholding and any other taxes, duties or assessments, together with all interest, penalties and additions imposed with respect to such amounts (collectively, "Taxes")
                                                                   -----
required to be filed on or prior to the date of this Agreement (the "Tax
                                                                     ---
Returns") and all such Tax Returns are true, correct and complete in all
-------
material respects. All material Taxes with respect to each Borden Sub and the Transferred Subsidiary for all periods or portions thereof ending on or prior to the Closing Date have been duly paid or adequately reserved for in the Statement in accordance with GAAP.

     (b)  Except as set forth on Schedule 4.12, (i) no material audit or other
                                 -------------
material proceeding by any court, governmental or regulatory authority, or similar person is pending and no Seller, Borden Sub or Transferred Subsidiary has received any written notice that an audit or other proceeding is contemplated with respect to any material Taxes due from or with respect to any Borden Sub and the Transferred Subsidiary,
(ii) no written assessment of material Tax is proposed against any Borden Sub or the Transferred Subsidiary, (iii) neither the Sellers, the Borden Subs nor the Transferred Subsidiary have granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any material Taxes or material Tax Returns with respect to the Taxes or Tax Returns of any Borden Sub or the Transferred Subsidiary, (iv) no Borden Sub or the Transferred Subsidiary is or has been included in any "consolidated," "unitary," "combined" or similar Tax Return provided for under the laws of the United States or any foreign jurisdiction for any taxable period for which the statute of limitations has not yet expired other than those returns of which Borden Foods Holdings Corporation is the common parent, (v) each of the Borden Subs and the Transferred Subsidiary has complied in all material respects with all rules and regulations of the United States and any applicable foreign jurisdiction relating to the withholding of Taxes (including, without limitation, employee-related Taxes), and has paid over to the proper Governmental Authorities all material amounts required to be so withheld and paid over under all applicable laws, (vi) all material Tax deficiencies that have been claimed, proposed or asserted, to the extent that they affect the Business, the Borden Subs or the Transferred Subsidiary, have been fully paid or finally settled; (vii) no power of attorney has been granted or imposed upon the Borden Subs or the Transferred Subsidiary by or with respect to the Sellers with respect to any matter relating to material Taxes; and (viii) neither the Sellers, any of the Borden Subs nor the Transferred Subsidiary has received written notice of any material claim made by an authority in a jurisdiction where none of the Sellers, the Borden Sub nor the Transferred Subsidiary files Tax Returns that the Sellers, any of the Borden Subs or the Transferred Subsidiary is or may be subject to taxation by that jurisdiction with respect to the Assets or the Business.

     (c)  Except as set forth on Schedule 4.12 hereto, there are no liens for
                                 -------------
material Taxes (other than for Taxes not yet due and payable) on any Asset or any asset of any Borden Sub or the Transferred Subsidiary.

     (d)  Except as set forth in Schedule 4.12 hereto, no Borden Sub nor the
                                 -------------
Transferred Subsidiary is a party to or bound by (nor will any Borden Sub or the Transferred Subsidiary become a party to or be bound by prior to the Closing
Date) any material Tax indemnity, material Tax sharing, or material Tax allocation agreement.

     (e) Borden Foods Canada Corporation has at all times been treated (i) for all Canadian tax reporting purposes as a Nova Scotia Unlimited Liability Corporation and (ii) for all United States federal income tax purposes as a disregarded entity.

          4.13. Labor Matters. (a) Labor Controversies. Except as described on
          -------------------      -------------------
Schedule 4.13(a), in respect of the Business, (i) since January 1, 1998, the
----------------
Sellers, the Borden Subs and the Transferred Subsidiary have been in compliance in all material respects with all applicable laws, regulations, rules, collective bargaining agreements and orders respecting employment and employment practices, terms and conditions of employment and wages and hours, (ii) there is no unfair labor practice charge against the Sellers, any Borden Sub or any Transferred Subsidiary pending before the National Labor Relations Board or, to BFC's knowledge, under any foreign equivalents, (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting the Sellers, any Borden Sub or the Transferred Subsidiary, (iv) within the past five (5) years, none of the Sellers and any Borden Sub has experienced any strike or work stoppage and (v) none of the Sellers, the Borden Subs nor the Transferred Subsidiary is a party to, or subject to, a collective bargaining agreement, and no collective bargaining agreement relating to employees of the Sellers, the Borden Subs or the Transferred Subsidiary is currently being negotiated.

     (b)  Employee Benefit Plans. (i) For purposes of this Agreement, "Benefit
          ----------------------                                       -------
Plans" shall mean all material "employee benefit plans" (within the meaning of
-----                           ----------------------
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, without limitation, "multiemployer plans" within the
  -----                                     -------------------
meaning of Sections 3(37) and 4001(a)(3) of ERISA, retirement savings, retiree medical and life insurance, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements (whether or not subject to ERISA) under which any Business Employee or Central Functions Employee (as hereinafter defined) has any present or future right to benefits under which BFC, the Borden Subs or the Transferred Subsidiary has any present or future liability except for the 1996 Unit Incentive Plan for Key Employees of Borden Foods Corporation and Associated Persons. Schedule
                                                                  --------
4.13(b)(i) sets forth a list of each Benefit Plan. For purposes of the
----------
Agreement, (i) "Business Employees" shall be defined as all current and former employees (including, without limitation, terminated, vested and retired employees) of (x) the Business, including, without limitation, the closed or divested facilities in the United States related to the Business listed on
Schedule 4.13(b)(i)-1, who shall be transferred, immediately prior to Closing,
---------------------
to Newco (including, without limitation, current employees of BFC in the United States identified on Schedule 4.13(b)(i)-2) and (y) the Borden Subs; and (ii)
                     ----------------------
"Central Functions Employees" shall mean the current employees of BFC and its affiliates employed in the Central Functions of the United States, to whom BFC or the respective employer affiliate has agreed Buyer (or Newco) may offer employment, which agreement shall not be unreasonably withheld.

          (ii) With respect to each Benefit Plan, BFC has made available to Buyer a written description or copy thereof.

          (iii) Except as described on Schedule 4.13(b)(iii), each Benefit Plan
                                       ---------------------
(including each Benefit Plan that is not subject to Title I of ERISA pursuant to
Section 4(b)(4) of ERISA (each, a "Foreign Benefit Plan")) has been administered
                                   --------------------
and is in compliance with its terms and applicable laws, rules and regulations, except where a failure to do so would not reasonably be expected to result in liability that would have a Material Adverse Effect.

          (iv) The consummation of the transactions contemplated by this Agreement shall not, with respect to any Business Employee or Transferred Employee, either alone or in combination with any payments that would be made to any Business Employee or Transferred Employee pursuant to the terms of any Benefit Plan if any such employee's employment were to be terminated by BFC (or the applicable employer affiliate), result in the payment, vesting or acceleration of any benefit or entitle any Business Employee or Transferred Employee to severance benefits, termination indemnities, supplementary compensation or any similar payments payable by BFC or any of its affiliates that are reasonably expected to fail to be deductible as a result of the application of Section 280G of the Code.

          (v)   Except as indicated by asterisk on Schedule 4.13(b)(i), no
                                                   -------------------
Benefit Plan is a "multiemployer plan", as such term is defined in Section 3(37) of ERISA, nor is any Benefit Plan a plan described in Section 4063(a) of ERISA (a "multiple employer plan").
    ----------------------

          (vi) No active Business Employee or Transferred Employee (in either case who is employed in the United States) is entitled to any retiree medical benefits subsidized by BFC or its affiliates.

          (vii) The aggregate amount of all obligations and liabilities of Business Employees to be assumed by Buyer under the Borden, Inc. Executive Supplemental Pension Plan pursuant to this Agreement will not exceed $70,000 on the Closing Date.

     (c)  Employment Contracts. Except as described on Schedule 4.13(c), there
          --------------------                         ----------------
are no material employment contracts between BFC, the Borden Subs and the Transferred Subsidiary, on the one hand, and Business Employees, on the other hand.

          4.14. Compliance with Laws. Except as disclosed on Schedule 4.14, (i)
          --------------------------                         -------------
with respect to the Business, the Sellers, the Borden Subs and the Transferred Subsidiary have all material licenses, permits or franchises issued by any United States or foreign, federal, state, provincial, municipal or local authority or regulatory body and other governmental certificates, authorizations and approvals (collectively "Licenses and Permits") required by every United
                             --------------------
States or foreign, federal, state, provincial, municipal and local governmental or regulatory body for the operation of the Business and the use of its properties as presently operated or used; (ii) with respect to the Business, all such Licenses and Permits are in full force and effect in all material respects and no material action, claim or proceeding is pending, nor to the knowledge of BFC is threatened, to suspend, revoke, revise, limit, restrict or terminate any of such Licenses and Permits or declare any such License and Permit invalid;
(iii) with respect to the Business, the Sellers, the Borden Subs and the Transferred Subsidiary have filed all necessary reports and maintained and retained all necessary records pertaining to such Licenses and Permits in all material respects; and (iv) since January 1, 1999 with respect to the Business, the Sellers, the Borden Subs and the Transferred Subsidiary have otherwise substantially complied in all material respects with all of the laws, ordinances, regulations and orders applicable to its existence, financial condition, operations, properties or Business, and BFC has not received any notice to the contrary.

          4.15. Finders; Brokers. With the exception of fees and expenses
          ----------------------
payable to Goldman, Sachs & Co., which shall be BFC's sole responsibility, neither BFC nor any of its affiliates is a party to any agreement with any finder or broker, or in any way obligated to any finder or broker for any commissions, fees or expenses in connection with the origin, negotiation, execution or performance of this Agreement.

          4.16. Environmental Matters. (a) Except as disclosed on Schedule 4.16:
          ---------------------------                             -------------

          (i) in respect of the Business and the Facilities, the Sellers, the Borden Subs and the Transferred Subsidiary, since January 1, 1999, have been in compliance in all material respects with all Environmental Laws (as defined below) applicable to the nature, scope and extent of the Business as presently conducted by the Sellers, the Borden Subs and the Transferred Subsidiary;

          (ii) in respect of the Business and the Facilities, the Sellers, the Borden Subs and the Transferred Subsidiary hold, and are in compliance in all material respects with, all material Licenses and Permits required under Environmental Laws applicable to the nature, scope and extent of the Business as presently conducted by the Sellers, the Borden Subs and the Transferred Subsidiary;

          (iii) prior to the date of this Agreement, in respect of the Business and the Facilities, no Seller, Borden Sub or Transferred Subsidiary has received any written notice of the institution or pendency of any lawsuit, action, proceeding, investigation or claim by any person alleging any material Environmental Liability arising from or relating to the conduct of the Business;

          (iv) BFC, the Borden Subs and the Transferred Subsidiary have not, and to BFC's knowledge, no other person has, placed, stored, deposited, discharged, buried, dumped or disposed of Hazardous Materials or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to any property currently or formerly owned, operated or leased by BFC or any other Seller with respect to the Business, the Borden Subs or the Transferred Subsidiary or at any other location used in connection with the Business, in each instance under circumstances and in conditions that could reasonably be expected to result in a material liability under any applicable Environmental Law. Without in any way limiting the generality of the foregoing, except as disclosed on Schedule 4.16,
                                                                 -------------
and except as would not reasonably be expected to result in material liabilities under Environmental Laws, to BFC's knowledge none of the Facilities contain any: underground storage tanks owned or operated by BFC or any other Seller with respect to the Business, any of the Borden Subs or the Transferred Subsidiary; friable asbestos; polychlorinated biphenyls ("PCBs") in concentrations in excess
                                              ----
of fifty (50) parts per million; underground injection wells; radioactive materials regulated under Environmental Laws; or septic tanks or waste disposal pits in which material quantities of process wastewater or any Hazardous Materials have been discharged or disposed; and

          (v) Sellers, the Borden Subs and the Transferred Subsidiary have not received notice of any material lien imposed by any governmental agency in connection with the presence of any Hazardous Materials which lien is currently outstanding on any property, facility, machinery or equipment owned, operated or leased by BFC or any other Seller with respect to the Business, the Borden Subs or the Transferred Subsidiary.

     (b) BFC has delivered or otherwise made available for inspection to Buyer true and correct copies, to the extent in BFC's possession or reasonable control, and results of any reports, studies, analyses, tests or monitoring possessed or initiated by BFC, any of the Borden Subs or the Transferred Subsidiary pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Borden Subs or the Transferred Subsidiary or regarding BFC's, the Borden Subs' or the Transferred Subsidiary's compliance with applicable Environmental Laws and which Hazardous Materials are under circumstances and in conditions that would reasonably be expected to result in a material liability under any applicable Environmental Law.

     (c)  As used herein:

          "Environmental Laws" means any domestic, foreign, federal, state,
           ------------------
     provincial, interstate or local statute, law or regulation in effect in any jurisdiction where the Business is presently conducted by the Sellers, the Borden Subs or the Transferred Subsidiary, which has been properly promulgated, is in effect and is binding upon the Sellers, any Borden Sub or the Transferred Subsidiary as of the Closing Date or any order, injunction, judgment, decree, common law or other enforceable requirement of any governmental entity, and relating to the protection of the environment, including any of the foregoing related to: (i) Remedial Actions; (ii) the reporting, licensing, permitting, or investigating of the emission, discharge, release or threatened release of Hazardous Substances into the air, surface water, groundwater or land; or (iii) the manufacture, release, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Substances.

          "Environmental Liability" means any liability or obligation arising
           -----------------------
     under Environmental Laws in connection with the Assets or the Business to the extent arising from any condition existing or any act or omission of the Sellers, the Borden Subs or the Transferred Subsidiary at or prior to the Closing Date.

          "Hazardous Materials" means (i) any substance or material regulated
           -------------------
     under applicable Environmental Laws or (ii) gasoline, diesel fuel or other petroleum hydrocarbons or PCBs or asbestos.

          "Remedial Action" means any response action, removal action, remedial
           ---------------
     action, corrective action, monitoring program, sampling program, investigation or other cleanup activity pertaining to any Hazardous Substance.

     (d) Notwithstanding the generality of any other representations and warranties in this Agreement, the representations and warranties in this Section
4.16 shall be deemed the only representations and warranties in this Agreement with respect to matters relating to Environmental Laws or to Hazardous Substances.

          4.17. Entire Business. Except for the Excluded BFC Assets and except
          ---------------------
as set forth on Schedule 4.17, at the Closing the Borden Subs, together with the
                -------------
rights and services made available in (i) the Services Agreement (as defined in Section 7.11), (ii) the Borden License Agreement (as defined in Section 7.5),
(iii) the R&F License Agreement and the Yolk-Free License Agreement (each as defined in Section 7.14), (iv) the Patent License Agreement (as defined in
Section 7.14) and (v) the trademark assignments referred to in Section 8.3(d), will constitute all the assets, properties and rights necessary to conduct the Business in all material respects as conducted on the date hereof. To the knowledge of BFC, none of the assets, properties or rights included in Section 2.3(i) are necessary, individually or in the aggregate, to conduct the Business in all material respects as conducted on the date hereof.

          4.18. Products and Inventory. All inventories reflected in the
          ----------------------------
Financial Statements or included in Net Working Capital are useable or saleable in the ordinary course of the Business (within the guideline dates shelf-life for the particular product or package) and, in the case of finished goods, have a minimum remaining shelf-life of at least two (2) months. No material amounts of inventory are obsolete. Except as set forth on Schedule 4.18, no inventories
                                                  -------------
reflected in the Financial Statements or included in Net Working Capital (i) relate to discontinued operations, (ii) relate to terminated or otherwise discontinued private label arrangements or (iii) otherwise utilize or incorporate trade dress or other customer-specific packaging or promotional materials which are no longer saleable pursuant to customer arrangements that will be available to Buyer immediately after the Closing.

          4.19. Absence of Undisclosed Liabilities. Except as set forth on
          ----------------------------------------
Schedule 4.19, in respect of the Business and the Assets, none of the Sellers
-------------
nor any of the Borden Subs or the Transferred Subsidiary has any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when or by whom asserted), except for obligations or liabilities (i) incurred in the ordinary course of business consistent with past practice since March 31, 2001, (ii) reflected in the Financial Statements, (iii) which in the aggregate would not have a Material Adverse Effect or (iv) otherwise expressly disclosed (or within any materiality threshold contained in any other representation) in this Agreement or the Schedules hereto. Except as set forth on Schedule 4.19, other than liabilities
                                         -------------
relating predominantly to the Business as conducted as of the date hereof and the Facilities, no liabilities will be directly or indirectly transferred to Buyer pursuant to this Agreement or otherwise as a result of the transactions contemplated hereby.

          4.20. No Other Representations or Warranties. Except for the
          --------------------------------------------
representations and warranties contained in this Article IV, neither BFC nor any other person makes any other express or implied representation or warranty on behalf of BFC, including, without limitation, as to the probable success or profitability of the ownership, use or operation of the Business and the Assets by Buyer after the Closing.

          4.21. Survival of Representations and Warranties. The representations
          ------------------------------------------------
and warranties of BFC contained in this Agreement shall survive until the eighteen-month anniversary of the Closing Date; provided that the
                                                --------
representations and warranties contained in Section 4.3, Section 4.7, Section
4.15 and Section 4.20 shall survive indefinitely and the representations and warranties contained in Section 4.12 shall survive until the expiration of the applicable statute of limitations. Any claims made by a party under Section 10.1(a)(ii) in accordance with the terms of Article X prior to the expiration of the survival period with respect to an applicable representation or warranty shall survive the expiration of the representations and warranties until finally and conclusively resolved pursuant to Article X.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF BORDEN
                   ----------------------------------------

          Borden represents and warrants to Buyer as follows:

          5.1. Due Organization and Power of Borden. Borden is duly organized,
          -----------------------------------------
validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borden has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

          5.2. Authorization and Validity of Agreement. The execution, delivery
          --------------------------------------------
and performance by Borden of this Agreement and the consummation by Borden of the transactions contemplated hereby have been duly authorized by the Board of Directors of Borden, and no other corporate action on the part of Borden is or will be necessary for the execution, delivery and performance by Borden of this Agreement and the consummation by Borden of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Borden and is a legal, valid and binding obligation of Borden, enforceable against Borden in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles.

          5.3. No Conflict. Except as specifically contemplated in this
          ----------------
Agreement, the execution, delivery and performance by Borden of this Agreement and the consummation by Borden of the transactions contemplated hereby: (i) will not violate any provision of law, rule or regulation, order, judgment or decree applicable to Borden; (ii) will not require any consent or approval of, or filing with or notice to, any Governmental Authority under any provision of law applicable to Borden, except for the requirements of the Competition Act and except for any consent, approval, filing or notice requirements that become applicable solely as a result of the specific regulatory status of Buyer or its affiliates or which Buyer or its affiliates are otherwise required to obtain;
(iii) will not violate any provision of the organizational documents of Borden; and (iv) will not require any consent or approval under, and will not conflict with, or result in the violation, breach or termination of, or constitute a default under, or result in the acceleration of the performance by Borden under, or result in the creation of any encumbrance upon any of the Assets under, any indenture, mortgage, deed of trust, lease, license, franchise, contract, agreement or other instrument to which Borden is a party or by which it or any of its assets are bound.

          5.4. No Other Representations or Warranties. Except for the
          -------------------------------------------
representations and warranties contained in this Article V, neither Borden nor any other person makes any other express or implied representation or warranty on behalf of Borden.

          5.5. Survival of Representations and Warranties. The representations
          -----------------------------------------------
and warranties of Borden contained in this Agreement shall survive until the eighteen-month anniversary of the Closing Date; provided that the
                                                --------
representations and warranties contained in

Section 5.4 shall survive indefinitely. Any claims made by a party under Section 10.1(a)(ii) in accordance with the terms of Article X prior to the expiration of the survival period with respect to an applicable representation or warranty shall survive the expiration of the representations and warranties until finally and conclusively resolved pursuant to Article X.

                                  ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer represents and warrants to BFC and Borden as follows:

          6.1. Due Organization and Power of Buyer. Buyer is a corporation duly
          ----------------------------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

          6.2. Authorization and Validity of Agreement. The execution, delivery
          --------------------------------------------
and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer, and no other corporate action on the part of Buyer is or will be necessary for the execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles.

          6.3. No Conflict. Except as set forth on Schedule 6.3 and except for
          ----------------                         ------------
any consent, approval, filing or notice that would not, if not given or made, or any violation, conflict, breach, termination, default or acceleration which does not, materially impair the ability of Buyer to consummate the transactions contemplated hereby, the execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby:
(i) will not violate any provision of law, rule or regulation, order, judgment or decree applicable to Buyer; (ii) will not require any consent or approval of, or filing or notice to, any Governmental Authority under any provision of law applicable to Buyer, except for the requirements of the Competition Act and except for any consent, approval, filing or notice requirements which become applicable solely as a result of the specific regulatory status of BFC or which BFC or any of its affiliates are otherwise required to obtain; (iii) will not violate any provision of the organizational documents of Buyer; and (iv) will not require any consent or approval under, and will not conflict with, or result in the violation, breach or termination of, or constitute a default under, or result in the acceleration of the performance by Buyer under or result in the creation of any encumbrance upon the properties or assets of Buyer under, any indenture, mortgage, deed of trust, lease, license, franchise, contract, agreement or other instrument to which Buyer is a party or by which it or any of its assets is bound or encumbered.

          6.4. Finders; Brokers. Buyer is not a party to any agreement with any
          ---------------------
finder or broker, or in any way obligated to any finder or broker for any commissions, fees or expenses, in connection with the origin, negotiation, execution or performance of this Agreement.

          6.5. Purchase for Investment. Buyer is aware that no shares of capital
          ----------------------------
stock or other securities being acquired pursuant to the transactions contemplated hereby are registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state or foreign securities laws. Buyer is
      --------------
not an underwriter, as such term is defined under the Securities Act, and is purchasing such shares solely for investment, with no present intention to distribute any such shares to any person, and Buyer will not sell or otherwise dispose of shares except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, or any other applicable securities laws.

          6.6. Financial Capacity. Prior to the execution of this Agreement,
          -----------------------
Buyer has delivered to BFC a true and complete copy of the "keep-well" agreement relating to the provision by the JLL Fund of all funds required to pay the Purchase Price, which "keep-well" agreement may be enforced directly by BFC in accordance with its terms. A true and complete copy of this "keep-well" agreement is also attached hereto as Exhibit G.

          6.7. No Other Representations or Warranties. Except for the
          -------------------------------------------
representations and warranties contained in this Article VI, neither Buyer nor any other person makes any other express or implied representation or warranty on behalf of Buyer.

          6.8. No Other Business. Buyer was formed solely for the purpose of
          ----------------------
entering into this Agreement and consummating the transactions contemplated hereby and, since its formation, has engaged in no activity, has conducted no other business and has no liabilities other than as provided in, or contemplated by, this Agreement (including obligations relating to the financing of the transactions contemplated hereby).

          6.9. Survival of Representations and Warranties. The representations
          -----------------------------------------------
and warranties of Buyer contained in this Agreement shall survive until the eighteen-month anniversary of the Closing Date; provided that the
                                                --------
representations and warranties contained in Section 6.4, Section 6.7, and
Section 6.8 shall survive indefinitely. Any claims made by a party under Section 10.2(a)(i) in accordance with the terms of Article X prior to the expiration of the survival period with respect to an applicable representation or warranty shall survive the expiration of the representations and warranties until finally and conclusively resolved pursuant to Article X.

                                  ARTICLE VII

                                   COVENANTS
                                   ---------

          7.1. Access; Information and Records; Confidentiality. (a) During the
          -----------------------------------------------------
period commencing on the date hereof and ending on the Closing Date, BFC shall, and shall cause its subsidiaries and controlled affiliates to, upon reasonable request and notice, afford to Buyer, its counsel, accountants and other authorized representatives reasonable access during normal business hours to the plants, properties, management, books and records of the Business, in order that Buyer may have the opportunity to make such reasonable investigations as it shall desire to make of the Business, in a manner not unreasonably disruptive to the Business; provided that any contacts
                                                    --------
with such management, other than the individuals listed on Schedule 7.1, shall
                                                           ------------
be approved in advance by David Karachuk or Itzhak Reichman. BFC will cause its officers, employees, accountants and other agents to furnish to Buyer such additional financial and operating and other data and information with respect to the Business as Buyer may from time to time reasonably request.

     (b) During the period commencing on the Escrow Funding Date and ending on the Closing Date, BFC shall and shall cause its subsidiaries and controlled affiliates to (i) consult with Buyer with respect to material decisions relating to the operation of the Business; provided that BFC shall have no obligations
                                  --------
hereunder to the extent prohibited by law, regulation or the terms of any contract, agreement or arrangement pursuant to which BFC or any of its subsidiaries or controlled affiliates is a party or by which any of them are bound; and (ii) obtain Buyer's written consent prior to entering into any contract or commitment pertaining to the Business for capital expenditures in excess of $100,000.

     (c) Buyer will hold, and will cause its espective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, the provisions of the letter dated December 8, 2000, between Buyer and BFC.

     (d) Subject to Section 2.2(a)(iii)(B) hereof, for three (3) years after the Closing Date, BFC shall, and shall cause its subsidiaries and controlled affiliates to, maintain the confidentiality of all information relating to the Business and the Assets prior to the Closing that would constitute Evaluation Material (as defined in the Confidentiality Agreement) under the Confidentiality Agreement under terms similar to those set forth in the Confidentiality Agreement with respect to Evaluation Material as though such terms applied to BFC and its subsidiaries and controlled affiliates and continued after the Closing Date; provided that BFC and its subsidiaries and controlled affiliates
              --------
may disclose any such information as required by law, rule or regulation, order, judgment or decree.

          7.2. Conduct of the Business Prior to the Closing Date. Except as
          ------------------------------------------------------
otherwise expressly contemplated by this Agreement or as disclosed in Schedule
                                                                      --------
7.2 (it being understood that nothing in this Section 7.2 shall prohibit the
---
Sellers from taking certain actions to settle certain intercompany receivables, payables and loans and other obligations, commitments and contracts pursuant to
Section 7.12 hereof), BFC covenants that until the Closing it will, and it will cause the Sellers, the Borden Subs and the Transferred Subsidiary to, use all reasonable best efforts to continue, in a manner consistent with the past practices of the Business, to maintain and preserve intact the Business and to maintain the ordinary and customary relationships of the Business with its suppliers, customers and others having business relationships with it with a view toward preserving for Buyer to and after the Closing Date the Business, the Assets and the goodwill associated therewith; provided, however, that nothing
                                              --------  -------
contained herein shall prevent (i) the sale of BFC or any of its subsidiaries, affiliates or assets (other than the Borden Subs, the

Transferred Subsidiary or any assets of the Borden Subs or the Transferred Subsidiary that are predominantly related to the Business and the Assets) or
(ii) the removal by Sellers of cash or cash equivalents from any of the Borden Subs. Until the Closing Date, BFC shall, and shall cause the Sellers, the Borden Subs and the Transferred Subsidiary to, continue to operate and conduct the Business in the ordinary course and maintain its books and records in accordance with past practices and will not, and shall cause the Sellers, the Borden Subs and the Transferred Subsidiary not to, without the prior written approval of Buyer, or as otherwise expressly contemplated by this Agreement or Schedule 7.2,
                                                                   ------------
take any of the following actions:

     (a) with respect to any Borden Sub or the Transferred Subsidiary, amend its charter or by-laws (or analogous organizational documents), or issue or agree to issue any additional shares of capital stock of any class or series, or any securities convertible into or exchangeable for shares of capital stock, or issue any options, warrants or other rights to acquire any shares of capital stock;

     (b) sell, transfer or otherwise dispose of or encumber any of its properties or assets pertaining to the Business, other than in the ordinary course of business;

     (c) cancel any debts or waive any claims or rights pertaining to the Business, except in the ordinary course of business;

     (d) (i) grant any increase in the compensation of current Business Employees, except for increases (x) in the ordinary course of business and consistent with past practice, (y) as a result of collective bargaining agreements in effect on the date hereof or (z) as required by any Benefit Plan in effect on the date hereof or (ii) take any action with respect to the Borden Pension Plan, except in the ordinary course of business (including as required by applicable law and collective bargaining), as contemplated by Section 7.7(g) of this Agreement or as disclosed on Schedule 7.7(g)-1;
                                     -----------------

     (e) make any capital expenditure or commitment pertaining to the Business in an amount in excess of $100,000 individually or $750,000 in the aggregate, other than (i) pursuant to existing commitments or business plans, including all open commitments involving amounts in excess of $250,000 set forth on Schedule
                                                                      --------
7.2(e) or (ii) which is not material to the results of operations, financial
------
condition or business of the Business taken as a whole;

     (f) with respect to the Borden Subs and the Transferred Subsidiary, change any material Tax election, change any annual material Tax accounting period, change any method of material Tax accounting, enter into any closing agreement relating to any material Tax, settle any material Tax claim or assessment or consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment;


     (g) fail to maintain or renew (at levels consistent with presently existing levels) any policy of insurance listed on Schedule 4.11 which is
                                                   -------------
predominantly related to the Business or take any action within its reasonable control that would permit cancellation of any such policy;

     (h) enter into a Contract which involves payment by or to the Borden Subs or the Transferred Subsidiary of more than $250,000; and

     (i)  agree, whether in writing or otherwise, to do any of the foregoing.

          7.3. Antitrust Laws. (a) Each party hereto shall (i) make the filings
          -------------------
required of it or any of its affiliates under the Competition Act in connection with this Agreement and the transactions contemplated hereby as promptly as practicable following the date hereof so that before the Closing Date an advance ruling certificate pursuant to Section 102 of the Competition Act shall have been received from the Commissioner of Competition, or the relevant waiting period under Section 123 of the Competition Act shall have expired, (ii) comply at the earliest practicable date and after consultation with the other parties hereto with any request for additional information or documentary material received by it or any of its affiliates from the Canadian Competition Bureau or any other Governmental Authority, and (iii) cooperate with each other in connection with any filing under the Competition Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement initiated by the Canadian Competition Bureau or any other Governmental Authority. Each party hereto shall advise the other parties promptly of any understandings, undertakings or agreements which such party or any of its affiliates proposes to make or enter into with any Governmental Authority in connection with the transactions contemplated hereby.

     (b) Each of the parties hereto shall promptly inform the other parties of any material communication made to, or received by such party from the Canadian Competition Bureau or any other Governmental Authority regarding any of the transactions contemplated hereby.

     (c)  The filing fees under the Competition Act shall be borne by Buyer.

          7.4. Non-Solicitation. (a) Buyer will not, from and after the date
          ---------------------
hereof and for a period of one (1) year following any termination of this Agreement pursuant to Section 11.1, without the prior written approval of BFC, directly or indirectly, solicit, encourage, entice or induce any person who is an employee of the Business, at the date hereof or at any time hereafter until the termination of this Agreement, to terminate his or her employment with the Business. Buyer agrees that any remedy at law for any breach by it of this
Section 7.4(a) would be inadequate, and BFC would be entitled to injunctive relief in such a case. If it is ever held that the restriction placed on Buyer by this Section 7.4(a) is too broad to permit enforcement of such restriction to its fullest extent, Buyer agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and Buyer hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

     (b) BFC and its subsidiaries will not, for the period commencing on the date hereof and terminating one (1) year following the Closing Date, without the prior written approval of Buyer, directly or indirectly, solicit, encourage, entice or induce any Business Employee or Transferred Employee to terminate his or her employment with Buyer; provided, however, that providing any Transferred
                              --------  -------
Employee with notification of the transactions contemplated hereby shall not constitute a violation of this Section 7.4(b). BFC agrees that any remedy at law for any breach by it of this Section 7.4(b) would be inadequate, and Buyer would be entitled to injunctive relief in such a case. If it is ever held that the restriction placed on BFC by this Section 7.4(b) is too broad to permit enforcement of such restriction to its fullest extent, BFC agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and BFC hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

     (c) Buyer and its subsidiaries will not, for a period of one (1) year following the Closing Date, without the prior written approval of BFC, directly or indirectly, solicit, encourage, entice or induce any person who is an employee of BFC or its affiliates (other than Business Employees and Transferred Employees) to terminate his or her employment with BFC or such affiliates. Buyer agrees that any remedy at law for any breach by it of this Section 7.4(c) would be inadequate, and BFC would be entitled to injunctive relief in such a case. If it is ever held that the restriction placed on Buyer by this Section 7.4(c) is too broad to permit enforcement of such restriction to its fullest extent, Buyer agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and Buyer hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

          7.5. Further Actions. (a) Subject to the terms and conditions of this
          --------------------
Agreement, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts: (i) to obtain, in addition to approvals discussed in Section 7.3 hereof, any licenses, permits, consents, approvals, authorizations, qualifications and orders of federal, state, provincial, local and foreign Governmental Authorities and parties to Contracts with BFC or any of its subsidiaries as are required in connection with the consummation of the transactions contemplated hereby; (ii) to effect, in addition to filings discussed in Section 7.3 hereof, all necessary registrations and filings; (iii) to defend any lawsuits or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third parties (including Governmental Authorities or officials), challenging this Agreement or the consummation of the transactions contemplated hereby; and (iv) to furnish to each other such information and assistance and to consult with respect to the terms of any registration, filing, application or undertaking as reasonably may be requested in connection with the foregoing.

     (b) Neither Buyer nor any of its subsidiaries shall in any way use, beginning on the Closing Date, any trademark, trade name, brandmark, brandname, trade dress or logo owned or used in the continuing business of Borden or any of its affiliates (collectively, the "Borden Names"), or use any trademark, trade
                                   ------------
name, brandmark, brandname, trade dress or logo which is likely to cause confusion with any Borden Name or be associated with Borden or any of its affiliates, on or as of the Closing Date, except as provided in this Section 7.5(b). Concurrent with the Closing, Borden will enter into an agreement substantially in the form attached as Exhibit A (the "Borden License Agreement")
                                                      ------------------------
with Buyer providing rights to the Borden Names substantially similar to those provided under the Trademark and Trade Name License Agreement between Borden and BFC, dated October 1, 1996; provided, however, that the rights granted to Buyer
                            --------  -------
pursuant to the Borden License Agreement are intended solely to allow Buyer to exhaust existing packaging supplies and will terminate on the date that is the earlier of (x) such time as all existing packaging supplies bearing the Borden Names have been exhausted or destroyed by

Buyer and (y) two (2) years from the Closing Date; and, provided, further, that
                                                        --------  -------
Buyer shall use all existing packaging supplies bearing any Borden Name before using any other packaging supplies. If this Section 7.5(b) is breached or threatened to be breached, Buyer expressly consents that, in addition to any other remedy Borden and its affiliates may have, Borden or such affiliate shall be entitled to apply for and receive injunctive relief in order to prevent the continuation of any existing breach or the occurrence of any threatened breach.

     (c) Effective at the opening of business on the Closing Date, Buyer shall be responsible for funding all disbursements of the Business.

     (d) From the date hereof to the Closing Date, Sellers agree to cooperate with Buyer to effectuate the transition of the Business to Buyer.

          7.6. Access to Records and Personnel. (a) The parties shall retain the
          ------------------------------------
books, records, documents, instruments, accounts, correspondence, writings, evidences of title and other papers relating to the Business and the Assets in their possession (the "Books and Records") for the period of time set forth in
                       -----------------
their respective records retention policies on the Closing Date or for such longer period as may be required by law or any applicable court order.

     (b) From and after the Closing Date, the parties will allow each other (and Buyer shall allow to BFC and Borden) reasonable access to such Books and Records, and to personnel having knowledge of the whereabouts and/or contents of such Books and Records, for legitimate business reasons, such as the preparation of financial statements, Tax returns or the defense of litigation or Tax audits. Each party shall be entitled to recover its out-of-pocket costs (including, without limitation, copying costs) incurred in providing such records and/or personnel to another party. The requesting party will hold in confidence all confidential information identified as such by, and obtained from, the disclosing party, any of its officers, agents, representatives or employees; provided, however, that information which (i) was in the public domain; (ii) was
--------  -------
in fact known to the requesting party prior to disclosure by the disclosing party, its officers, agents, representatives or employees; or (iii) becomes known to the requesting party from or through a third party not under an obligation of non-disclosure to the disclosing party shall not be deemed to be confidential information.

          7.7. Employee Matters (a) Conduct Prior to Closing Date. Prior to the
          ---------------------------------------------------------------------
Closing Date, Buyer shall take no action to cause the Sellers or any Borden Sub
-------------------------------------------------------------------------------
to terminate the employment of any current Business Employee, and the Sellers
-----------------------------------------------------------------------------
and the Borden Subs shall be under no obligation to terminate any current
-------------------------------------------------------------------------
Business Employee or Central Functions Employee.
-----------------------------------------------

     (b)  Treatment of Central Functions Employees. (i) The parties hereto
          ----------------------------------------
intend that there shall be continuity of employment with respect to all Central Functions Employees to whom Buyer offers employment after the Closing Date. Buyer shall offer employment to all Central Functions Employees who it desires to employ no later than sixty (60) days after the Closing Date (the "Offer
                                                                     -----
Period"). All Central Functions Employees who accept Buyer's offer of employment
------
and commence employment with Newco or Buyer shall hereinafter be referred to as "Transferred Employees", and the date on which any such Central Functions
 ---------------------
Employee
commences such employment shall be deemed the "Employee Transfer Date" which, in
                                               ----------------------
the event such date precedes the Closing Date, shall be deemed to be the Closing Date.

          (ii) Notwithstanding anything set forth in clause (i), with respect to any Central Functions Employees to whom Buyer does not offer employment during the Offer Period, (x) in the event that Sellers terminate any such employee's employment as a result of Buyer's failure to offer employment to such employee and provides such employee with severance payments and benefits, and, within six (6) months after the Offer Period, Buyer hires, or causes Newco to hire, any such terminated Central Functions Employee, then (y) Buyer shall, or shall cause Newco to, reimburse Sellers for the amount of severance payments and benefits paid to such terminated Central Functions Employees.

     (c)  Collective Bargaining Agreements. Buyer shall, or shall cause Newco
          ---------------------------------
to, honor all collective bargaining agreements listed on Schedule 4.13(a) (the
                                                         ----------------
"Collective Bargaining Agreements" ) as of the Closing. For each Collective
 --------------------------------
Bargaining Agreement in effect as of the Closing, Buyer agrees to cause Newco to
(A) recognize the union which is a party to such Collective Bargaining Agreement as the exclusive collective bargaining representative for the Business Employees covered under the terms of the Collective Bargaining Agreement, (B) negotiate with the union over the terms of a new collective bargaining agreement upon timely demand by the union and (C) with respect to Collective Bargaining Agreements applicable to Business Employees in the United States, with the agreement of the appropriate union or otherwise as provided by law, substitute, as of the Closing Date, benefit plans of Buyer ("Buyer Benefit Plans" ) for the
                                                 -------------------
Benefit Plans specified in the Collective Bargaining Agreements as required to be provided to the Business Employees covered by the Collective Bargaining Agreements. In addition, prior to the Closing Date, Buyer shall, or shall cause Newco to, in good faith negotiate with recognized collective bargaining agents of the Business Employees, until it reaches an agreement or a bargaining impasse, with respect to the possible effect of this transaction, if any such negotiation is required under the terms of the Collective Bargaining Agreements. With respect to those Business Employees who are covered by Collective Bargaining Agreements, Buyer agrees to negotiate in good faith with the certified bargaining representative(s) for such Business Employees over the employee benefits to be offered following the Closing.

     (d)  Comparable Compensation and Benefits.
          ------------------------------------

          (i) For one (1) year following the Closing, Buyer shall, or shall cause Newco to, offer compensation (including annual incentive compensation opportunities and target levels) and employee benefits (including, but not limited to, base pay, health, welfare, pension, vacation, savings, severance payments and benefits, but excluding any equity or equity-based incentive plans) to the Business Employees and any Transferred Employees that are comparable, in the aggregate, to the compensation and employee benefits that are provided to the Business Employees and Transferred Employees immediately prior to the Closing Date (the "Comparable Benefits").
                   -------------------

          (ii)   In addition, notwithstanding the generality of the foregoing,
(A) Buyer shall expressly (x) honor the terms of the 2001 Incentive Plan for BFC Associates, as amended as set forth on Schedule 7.7(d) (the "Bonus Plan"), pursuant to which the
                ---------------       ----------
current Business Employees and Transferred Employees with Employee Transfer Dates on or before the Closing Date who, immediately prior to the Closing Date, participate in the Bonus Plan shall be paid bonus amounts calculated as of June 30, 2001, pursuant to the terms of the Bonus Plan, to the extent the amounts of such bonus are reflected on the Conclusive Statement; such amounts shall be paid to the current Business Employees and Transferred Employees who participate in the Bonus Plan at such time as set forth in the Bonus Plan, but in no event later than March 31, 2002, (y) provide annual incentive compensation plans that provide current Business Employees and Transferred Employees who, immediately prior to the Closing Date, participate in the Bonus Plans with the reasonable opportunity to earn annual incentive compensation for the full calendar year 2001 that is comparable to that which such current Business Employees and Transferred Employees had the opportunity to earn under the Bonus Plans and (z) make payment of certain retention incentive bonuses to certain Business Employees, in accordance with the terms set forth on Schedule 7.7(d)(ii)-1 and
                                                     ---------------------
to certain Transferred Employees with Employee Transfer Dates on or before the Closing Date to the extent the amount of such bonus to such Transferred Employee is reflected on the Conclusive Statement; and (B) Buyer shall, or shall cause Newco to, continue to provide severance benefits to the current Business Employees and Transferred Employees pursuant to the severance plans set forth on
Schedule 7.7(d)(ii)-2 for a period of one (1) year following the Closing Date,
---------------------
without modification thereof. Within ten (10) business days of the date of this Agreement, BFC shall deliver to Buyer a statement setting forth the names of each Business Employee and Transferred Employee entitled to a payment pursuant to this subsection and the amount to be paid to each such employee.

     (e)    Benefit Plan Participation. Except as expressly provided in this
            --------------------------
Section 7.7 or except as otherwise required by applicable law, all Business Employees shall cease active participation in (and accrual of additional benefits under) all Borden-sponsored Benefit Plans (other than Benefit Plans maintained by any Borden Sub) as of 12:01 a.m. on the Closing Date. Central Functions Employees who become Transferred Employees shall cease active participation in (and accrual of benefits under) all Borden-sponsored Benefit Plans as of their respective Employee Transfer Dates.

     (f)    Employment Liabilities. Except as otherwise specifically provided in
            ----------------------
this Agreement, for the avoidance of doubt, Buyer and Newco shall be responsible and liable for (i) all liabilities and obligations relating to the participation of the Business Employees and Transferred Employees under the Benefit Plans before, on or after the Closing Date, subject to Section 7.20 hereof (including, without limitation, payments to the Business Employees pursuant to (x) the International Cash Account Program, as amended, as described on Schedule 4.6
                                                                ------------
Item 14, and International Savings Plan under the Borden, Inc. International
-------
Employees Benefit Plan and (y) the Borden, Inc. Executive Supplemental Pension
Plan), and (ii) all liabilities and obligations in connection with the employment (or termination of employment) of the Business Employees and Transferred Employees before, on or after the Closing Date as applicable.

     (g)    U.S. Defined Benefit Plan. (i) With respect to the Borden, Inc.
            -------------------------
Employees Retirement Income Plan (the "Borden Pension Plan"), assets in respect
                                       -------------------
of the liabilities to be assumed by Buyer with respect to the applicable Business Employees and any Transferred Employees under the Borden Pension Plan (the "Pension Assets") shall be transferred in cash
      --------------

(the "Pension Transfer") as of the date of transfer (the "Pension Transfer
      ----------------                                    ----------------
Date") as soon as practicable after the Closing Date to such defined benefit
----
plan as shall be designated by Buyer (the "Buyer Pension Plan"). The amount of
                                           ------------------
Pension Assets to be transferred (the "Transfer Amount") shall be equal to the
                                       ---------------
ratio of (x) the projected benefit obligation ("PBO") of any Business Employees
                                                ---
and Transferred Employees with Employee Transfer Dates prior to the Pension Transfer Date under the Borden Pension Plan to (y) the total PBO of the Borden Pension Plan, multiplied by (z) the total market value of the assets of the Borden Pension Plan, in each case of (x), (y) and (z) as of the Closing Date minus any payments made in respect of any Transferred Employee and any Business Employee pursuant to the Borden Pension Plan during the period commencing on the Closing Date and ending on the Pension Transfer Date on which the Pension Assets are finally and completely transferred to the Buyer Pension Plan. In addition to the foregoing, the net amount described in the preceding sentence shall be adjusted, on a pro-rata basis, by the "Stiff Account Return" (as such term is
                                       --------------------
defined in the Borden Pension Plan or by the trustee of the Borden Pension Plan) recognized by the Borden Pension Plan during the period commencing on the Closing Date and ending on the day that immediately precedes the Pension Transfer Date. For purposes of this Agreement, the PBO determined in this paragraph shall be determined by Seller's Actuary (as hereinafter defined) (subject to review by the Buyer's Actuary, with any differences submitted to an Independent Actuary (as hereinafter defined) for final determination) using the assumptions and methods set forth on Schedule 7.7(g); provided, however, that
                                     ---------------  --------  -------
the PBO and the value of the Pension Assets (each as determined in this paragraph) shall be determined without regard to the payment of any benefits described in Schedule 7.7(g)-1, Item (iv). In addition to the foregoing, except
             ----------------------------
as set forth on Schedule 7.7(g)-1, as contemplated by this Section 7.7(g) or
                -----------------
otherwise in the ordinary course of business (including as required by applicable law and collective bargaining), neither Borden nor any of its affiliates shall, prior to the Pension Transfer Date, take any action with respect to the Borden Pension Plan.

          (ii) Borden shall use its reasonable best efforts to provide Buyer a certification, prepared by Borden's independent, government-enrolled actuary ("Seller's Actuary"), that the Pension Assets have been properly determined in
  ----------------
accordance with the provisions of this Section 7.7(g). Borden shall also cause to be provided to Buyer's independent, government-enrolled actuary ("Buyer's
                                                                     -------
Actuary") such information as it may reasonably request to verify the amount of
-------
the Pension Assets. If, within thirty (30) days following receipt of such certification and information, Buyer's Actuary disagrees with the amount of the Pension Assets, a third actuary chosen by Seller's Actuary and Buyer's Actuary, whose expenses shall be shared equally by Borden and Buyer, shall be retained and its determination of the amount of the Pension Assets shall be binding on the parties (the "Independent Actuary").
                  -------------------

          (iii) Buyer shall (A) give Borden written notice of the name of the trustee of the Buyer Pension Plan, accompanied by a copy of the most recent favorable IRS determination letter for such plan received by Buyer, as promptly as possible after Closing, but in any event prior to the date on which the Pension Transfer is to occur; and (B) as soon as practicable (but in no event later than three months) after Closing, make all required filings and submissions to the appropriate Governmental Authorities. As soon as practicable after Closing, Borden shall cause the trustee of the Borden Pension Plan to transfer to the trustee of the Buyer Pension Plan the Transfer Amount. Borden and Buyer shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents and other representatives reasonably to cooperate, in preparing and filing all returns, reports and other documents with Governmental Authorities, including maintaining and making available to each other all records necessary in connection with such filings (other than those records that are privileged or that otherwise may not be disclosed pursuant to contract, judicial order or other similar circumstances).

          (iv) Notwithstanding anything set forth in this Section 7.7(g) to the contrary, in the event the Pension Benefit Guaranty Corporation (the "PBGC")
                                                                          ----
or the Internal Revenue Service ("IRS") shall have (A) threatened to terminate
                                  ---
or terminated any pension Benefit Plan, (B) imposed any lien on any assets of Borden or any of its affiliates or (C) required any agreement or guarantee by Borden or any of its affiliates of any obligations in respect of pension plans of Borden or any of its affiliates as a condition to withdrawing any threat to terminate any pension Benefit Plan, Borden may, in its sole discretion, elect not to transfer the Pension Assets to the Buyer Pension Plan, in which case Buyer shall not be required to otherwise assume any of the liabilities with respect to the Business Employees or Transferred Employees under the Borden Pension Plan, and no effect shall be given to any other provision of this
Section 7.7(g).

     (h)  U.S. Defined Contribution Plans. (i) With respect to the Borden, Inc.
     ------------------------------------
Retirement Savings Plan and the Borden, Inc. Associate Savings Plan (collectively, the "Savings Plans"), Borden shall (A) as of Closing cause the
                    -------------
trustees of the Savings Plans to identify, in accordance with the applicable spinoff provisions set forth under Section 414(l) of the Code, the assets of the Savings Plans representing the full account balances of the applicable Business Employees and any Transferred Employees for all periods of participation through the Closing Date (with respect to the Business Employees) and through the applicable Employee Transfer Date (with respect to Transferred Employees), so long as the applicable Employee Transfer Date occurs prior to the Savings Transfer Date (as hereinafter defined) (including, as applicable, all employee contributions, employer contributions and all earnings attributable thereto); and (B) as soon as practicable (but in no event later than three (3) months) after Closing, make all required filings and submissions to appropriate Governmental Authorities and all required amendments to the Savings Plans and related trust agreements necessary to provide for the transfer of assets described in this Section 7.7(h). The Savings Plans shall be amended to provide that (x) there shall be no contributions thereto with respect to the applicable Business Employees for periods after the Closing Date, (y) there shall be no contributions thereto with respect to any Transferred Employee for periods after the applicable Employee Transfer Date(s) and (z) all transferred employer contributions shall be fully vested as of the applicable dates.

          (ii) Buyer shall (A) give Borden written notice of the name of the trustee of the defined contribution plan designated by Buyer to which the assets and liabilities for benefits of the Savings Plans are to be transferred (the "Buyer Savings Plan"), accompanied by a copy of the most recent favorable IRS
 ------------------
determination letter for such plan received by Buyer or a letter from Buyer's counsel stating that Buyer's pension plan, as drafted, meets the qualification requirements of the IRS, as promptly as possible after the Closing Date, but in any event prior to the date on which such transfer is to occur; and (B) as soon as practicable after the Closing Date, make all required filings and submissions to appropriate Governmental Authorities. As soon as practicable after Closing (but in no event later than six (6) months after the Closing Date), and pursuant to the procedures set forth below, Borden shall cause the trustees of the Savings Plans to transfer to the trustee of the Buyer Savings Plan, on the Savings Transfer Date, the following amount (the "Savings Total Transfer Amount"): (A) the full
                                 -----------------------------
account balances (in kind or in cash as determined by Borden, and notes for any loans to the applicable Business Employees and any Transferred Employees) of all applicable Business Employees and any Transferred Employees, whose account balances shall have been credited with appropriate earnings and contributions, if any, attributable to the period ending at the close of business on the day preceding the Closing Date, plus (B) earnings on such account balances attributable to the period from the Closing Date to Savings Transfer Date, as defined below, reduced by (C) any benefit or withdrawal payments in respect of the applicable Business Employees prior to the Savings Transfer Date. The "Savings Transfer Date" shall be the first day of the month following the
 ---------------------
fifteenth day of the immediately preceding month by which Buyer has requested the transfer and Borden has received copies of the applicable Buyer favorable IRS determination letters (but which in no event shall be later than the date which is three (3) months following the Closing). In consideration of the transfer of assets hereunder, Buyer shall, as of the Closing Date, cause the Buyer Savings Plan to assume the liabilities for benefits payable to Savings Plans participants and beneficiaries in respect of participants for whom assets (including notes) are transferred.

          (iii) Periods of employment of the applicable Business Employees and Transferred Employees for which credit was given under the Savings Plans shall be taken into account for all purposes under the Buyer Savings Plan to the same extent they were taken into account under the Savings Plans.

          (iv) Buyer shall (A) permit repayment to the Buyer Savings Plan of the outstanding loans of the applicable Business Employees and Transferred Employees (under the Savings Plans) by way of regular paycheck deductions and
(B) take all steps required to effectuate such repayment (including, but not limited to, the amendment of its plans).

          (v) Any transfer of plan assets shall consist of cash, participants' notes and fixed investment contracts (valued at their fair market value as of the date or dates of transfer as determined by Borden in its sole discretion).

     (i)  Post-Retirement Benefits. As of Closing, no Business Employee or
          ------------------------
Transferred Employee shall be eligible to receive retiree medical and retiree life insurance benefits under the Benefit Plans (the "Post-Retirement
                                                      ---------------
Benefits"). Pursuant to Section 2.4(h), Newco shall assume any and all
--------
liabilities and limitations with respect to the Business Employees or Transferred Employees for retiree medical and retiree life insurance benefits under the Borden Total Family Protection Plan (the "Borden Medical Plan"), and,
                                                    -------------------
as a result of the assumption of such liabilities by Newco, Buyer shall also assume and be vested with the same authority that is vested in Borden under the Borden Medical Plan. As soon as possible after the Closing Date, Buyer shall adopt, or shall cause Newco to adopt, a retiree medical and life insurance plan (the "Buyer Retiree Medical Plan") as of the Closing Date, providing retiree
      --------------------------
medical benefits (or access thereto, as applicable, with respect to certain current Business Employees and Transferred Employees) and retiree life insurance benefits to the Business Employees that are comparable to the medical benefits provided to retirees under the Borden Medical Plan. Notwithstanding the foregoing, except as required by applicable law, for the two-year period following the Closing Date, Buyer shall not, and shall cause Newco not to, amend the Buyer Retiree Medical Plan in any manner that would reduce the retiree medical benefits (or access thereto, as applicable with respect to certain current Business Employees and Transferred Employees) or retiree life insurance benefits provided to the Business Employees eligible to receive retiree medical and retiree life insurance benefits as of the Closing Date.

     (j)    Welfare Plans. With respect to any Buyer Benefit Plan that is a
            -------------
"welfare benefit plan" (as defined in Section 3(1) of ERISA), for the benefit of
 --------------------
Business Employees and any Transferred Employees on and after Closing, Buyer shall (a) cause there to be waived any pre-existing condition limitations and
(b) give effect, or cause there to be given effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such Business Employees and any Transferred Employees with respect to similar plans maintained by Borden immediately prior to Closing.

     (k)    Accrued Vacation. With respect to any earned but unused vacation
            ----------------
time to which any current Business Employee and Transferred Employee is entitled pursuant to the vacation policy applicable to such employee immediately prior to Closing, Buyer shall, or shall cause Newco to, allow such current Business Employee and Transferred Employee to use such earned vacation; provided,
                                                               --------
however, that if Buyer deems it necessary to disallow such employee from taking
-------
such earned vacation, Buyer shall, or shall cause Newco to, be liable for and pay in cash to such employee an amount equal to such vacation time; provided,
                                                                    --------
further, that Buyer shall be liable for and pay in cash an amount equal to such
-------
earned vacation time to any current Business Employee and Transferred Employee whose employment terminates for any reason subsequent to Closing.

     (l)    Service Credit; Buyer Benefit Plan Participation. (i) With respect
            ------------------------------------------------
to the current Business Employees and any Transferred Employees, (x) Buyer shall recognize all service recognized by Borden, Sellers, or their respective affiliates under the Benefit Plans for all purposes under the Buyer Benefit Plans; provided, however, that such service shall not be required to be
       --------  -------
recognized to the extent that such recognition would result in a duplication of benefits, and (y) subject to Section 7.7(e), Buyer shall provide immediate participation in all Buyer Benefit Plans, and shall cause to be waived any and all waiting periods therefor; (ii)Central Functions Employees who become Transferred Employees shall cease active participation in (and accrual of benefits under) all Borden-sponsored Benefit Plans as of their respective Employee Transfer Dates.

     (m)    WARN. Buyer agrees to provide, or cause to be provided, any required
            ----
notice under the Worker Adjustment and Retraining Notification Act and any other applicable law ("WARN") and to otherwise comply with any such statute with
                 ----
respect to any "plant closing" or "mass layoff" (as defined in WARN) or similar event affecting Business Employees and any Transferred Employees and occurring before, on or after the Closing or arising as a result of the transactions contemplated hereby.

     (n)    Non-U.S. Benefit Plans. (i) With respect to all Foreign Benefit
            ----------------------
Plans in which Business Employees in jurisdictions other than the United States (i.e., Canada and Italy) (the "Foreign Business Employees") participate
                               --------------------------
immediately prior to the Closing Date, Buyer shall, or shall cause Newco to, give notices to the Foreign Business Employees and take all other actions as may be necessary to carry out the arrangements described in this
Article VII, as applicable, as may be required, and to the extent permitted, by applicable law, including, without limitation, (A) assuming all liabilities and obligations, whether funded or unfunded, under the Foreign Benefit Plans in respect of the Foreign Business Employees and (B) for a period of one (1) year following the Closing Date, consistent with Section 7.7(d) or as otherwise may be required by applicable law, continuing to provide compensation, benefits and coverages under Buyer Benefit Plans that are comparable, in the aggregate, to the compensation, benefits and coverages provided to the Foreign Business Employees under the Foreign Benefit Plans.

          (ii) If any of the arrangements described in this Article VII are determined by any foreign Governmental Authority, or by a foreign court of competent jurisdiction, to be prohibited by applicable law, or if applicable law in any jurisdiction in which Foreign Business Employees reside shall require arrangements between Sellers and Buyer, or by Buyer or Newco that are other as set forth in this Article VII, Sellers, Buyer and Newco, as applicable, shall modify such arrangements to retain as closely as possible the intent and economic benefits and burdens of the parties as reflected herein in a manner which is not prohibited by applicable law.

          (iii) With respect to Foreign Business Employees residing in Canada ("Canadian Employees"), effective as of the Closing Date, BFC (or its applicable
  ------------------
affiliate) shall assign to Buyer, and Buyer shall assume from BFC (or its applicable affiliate), all rights, duties, obligations and liabilities of BFC (or its applicable affiliate) under and pursuant to the Foreign Benefit Plans under which Canadian Employees receive benefits ("Canadian Benefit Plans")
                                                  ----------------------
(other than the SESP (as hereinafter defined) and the funding agreements established in conjunction therewith) as the successor sponsor to BFC (or its applicable affiliate) of the Canadian Benefit Plans. As soon as practicable following the Closing Date, BFC (or its applicable affiliates) and Buyer shall take such actions, including obtaining any required regulatory and trustee approvals, and shall execute and deliver any additional documents or notices, which may be necessary to effect the foregoing transfer of the Canadian Benefit Plans (excluding the SESP). BFC (or its applicable affiliates) and Buyer shall cooperate in all reasonable respects to achieve the foregoing.

          (iv) With respect to the Borden Company Limited Retirement Savings Plan for Hourly Employees, the Borden Company Limited Retirement Savings Plan for Salaried Employees, the Deferred Profit Sharing Plan for Employees of The Borden Company Limited, the Borden, Inc. Personal Savings Plan for Salaried Employees of Participating Canadian Companies, and the Borden, Inc. Personal Savings Plan for Union Employees of Participating Canadian Companies applicable to Canadian Employees (which consist of the following separate components: a group registered retirement savings plan, a deferred profit sharing plan and an employee profit sharing plan, as such plans are defined in the Income Tax Act (Canada)) (collectively, the "SESPs"):
                              -----

                  (A) If requested by Buyer, such request to be made at least thirty (30) days prior to the Closing Date, BFC shall, to the extent permitted under applicable laws (including, for the sake of greater certainty, the provisions of the Income Tax Act (Canada)), permit the applicable Canadian Employees and all participants in the SESPs (the "SESP Participants") to
                                                  -----------------
continue to participate in the SESPs for a period of twelve (12) months or such longer period as the parties may agree, provided that Buyer shall be responsible
                                        --------
for all fees and expenses relating to such participation (including, without limitation, any employee and employer contributions required to be made under such plan).

                  (B) If Buyer does not make a request as contemplated in paragraph (A) above, or where the continued participation of Buyer and all of the SESP Participants in the SESP or a component of the SESP is not permitted under applicable laws, all SESP Participants shall immediately cease to participate in and accrue benefits under the SESPs and Buyer shall establish or designate a retirement savings plan providing benefits to the Canadian Employees which are substantially similar in the aggregate to those benefits provided under the SESP immediately prior to the Closing Date (the "Buyer's Employee
                                                           ----------------
Savings Plan"). Buyer's Employee Savings Plan shall recognize the period of
------------
service in respect of each Canadian Employee recognized under the SESPs for the purposes of eligibility and vesting.

                  (C) As soon as practicable following the establishment of Buyer's Employee Savings Plan in accordance with paragraph (B) above, and subject to any applicable laws and any rights that an individual SESP Participant may have to elect how such SESP Participant receives his or her benefit entitlements under the SESPs, BFC shall cause the funding agent of each component of the SESPs to transfer the assets held in that component of the SESP in respect of the SESP Participants to the funding agent of the corresponding component of Buyer's Employee Savings Plan, and Buyer shall ensure that the terms of each applicable component of Buyer's Employee Savings Plan permit funds to be transferred from the SESP to Buyer's Employee Savings Plan and Buyer shall cause the funding agent of each component of Buyer's Employee Savings Plan to accept any such transfers.

                  (D) Following the transfer of the assets held in the SESPs in respect of the Canadian Employees in accordance with paragraph (c) above, neither BFC nor the SESP shall have any further obligation or liability with respect to the benefit entitlements of the SESP Participants under the SESP.

     (o)    No Rights Conferred on Employees. Nothing herein, expressed or
            --------------------------------
implied, shall confer upon any employee or former employee of BFC or Buyer or any of their affiliates (including, without limitation, the Transferred Employees) any rights or remedies (including, without limitation, any right to employment or continued employment for any specified period) of any nature or kind whatsoever, under or by reason of this Agreement.

            7.8.  Removal of Inventory and Certain Assets. (a) Buyer shall be
            ---------------------------------------------
responsible for any warehouse storage charges incurred by BFC with respect to the Inventory of the Business on and after the Closing Date, including, but not limited to, any charges incurred from the issue, rental and transfer of CHEP pallets on or after the Closing Date. Where such Inventories are stored in a public warehouse, BFC will provide any necessary authorization to permit Buyer to remain or withdraw from such public warehouse. Any removed Inventories shall be transported, at Buyer's expense, to warehouse locations designated by Buyer. "Inventory" shall mean all finished product, raw materials and packaging
 ---------
materials used in connection therewith, in each case predominantly related to the Business.

     (b) Notwithstanding the transfer of ownership of those assets located at the plant owned by Borden Foods Canada Corporation in Montreal, Quebec, Canada (the "Montreal Plant") which are not primarily related to the Business (the
      --------------
"Excluded Montreal Assets"), Buyer acknowledges and agrees that the Excluded
 ------------------------
Montreal Assets shall remain in place at the Montreal Plant and shall be removed only in accordance with the terms of the Sauce Contract Packaging Agreement. Buyer shall maintain the Excluded Montreal Assets in accordance with the Sauce Contract Packaging Agreement.

            7.9.   Guarantees. Buyer shall use its commercially reasonable
            -----------------
efforts (which shall not include agreeing to any modifications of the terms of the underlying obligations) to cause itself or one or more of its affiliates to be substituted in all respects for BFC and any of its affiliates, effective as of the Closing, in respect of all obligations of BFC and any such affiliates under each of the guarantees, indemnities, surety bonds, letters of credit and letters of comfort obtained by BFC or any such affiliates for the benefit of the Business set forth on Schedule 7.9 hereto (the "Guarantees"); provided that
                      ------------              ----------    --------
Buyer shall not be required to post more than $3.5 million face amount of letters of credit in connection with the foregoing at any time prior to December 15, 2002. If Buyer is unable to effect such a substitution with respect to any such Guaranty after using its commercially reasonable efforts to do so, then Buyer shall obtain letters of credit, on terms and from financial institutions satisfactory to BFC, with respect to the obligations covered by each of the Guarantees for which Buyer does not effect such substitution; provided that
                                                              --------
Buyer shall not be required to post more than $3.5 million face amount of letters of credit in connection with the foregoing at any time prior to December 15, 2002. Notwithstanding the foregoing on or after December 15, 2002, Buyer shall satisfy the obligations set forth in the prior two sentences without regard to the provisos contained therein. Buyer shall at all times maintain United States Customs bonds in amounts sufficient for the import of the products of the Business as reasonably determined by Buyer. Subject to the provisions contained in this Section 7.9, in the event that a letter of credit or U.S. Customs Bond maintained by BFC or any of its affiliates on behalf of the Business is drawn upon, Buyer shall reimburse BFC or its designated affiliate for all amounts so drawn regardless of whether or not Buyer has entered into any buy-out or similar arrangement.

            7.10.  Misapplied Deductions. (a) Until January 31, 2002, in the
            ----------------------------
event customers of the Business or any of the other businesses of BFC bill Buyer or make deductions against Buyer's otherwise valid customer receivables for trade promotion programs (such as slotting allowances, retailer ads, store display allowances and similar items) or with respect to returns (such as for damaged or unsaleable goods) in each case applicable to any of BFC's businesses other than the Business, Buyer will promptly forward such bills and such deductions, with commercially reasonable supporting documentation, to BFC which will, in turn, promptly pay all valid claims supported by such documentation; provided that BFC shall be permitted to assign its obligations under this
--------
Section 7.10(a), in whole or in part, to the Relevant Transferee and upon the assumption of the obligations of BFC under this Section 7.10(a) by the Relevant Transferee, BFC shall be relieved of all further obligations and liabilities under this Section.

     (b) Until January 31, 2002, in the event customers of the Business or any of the other businesses of BFC bill BFC or any Relevant Transferee or make deductions against BFC's or any Relevant Transferee's otherwise valid customer receivables for trade promotion programs

(such as slotting allowances, retailer ads, store display allowances and similar items) or with respect to returns (such as for damaged or unsaleable goods) in each case applicable to the Business (collectively, the "BFC Misapplied
                                                         --------------
Deductions"), BFC or such Relevant Transferee will promptly forward such bill
----------
and such deductions, with commercially reasonable supporting documentation, to Buyer which will, in turn, promptly pay all valid claims supported by such documentation. Without limiting the foregoing, Buyer hereby assumes the obligations of BFC to any Relevant Transferees with respect to BFC Misapplied Deductions. BFC represents to Buyer that its obligations to Relevant Transferees with respect to BFC Misapplied Deductions is or shall be consistent in all material respects with its obligations to Buyer under this Section 7.10.

     (c) All payments required to be made under Section 7.10(a) or 7.10(b) shall be made as soon as practicable after the fifteenth day and the thirtieth day of each month.

            7.11.  Services Agreement, Contract Packaging Agreements and Supply
            -------------------------------------------------------------------
Agreement. Prior to or on the Closing Date, (a) Buyer and BFC shall execute and
---------
deliver an agreement, substantially in the form attached hereto as Exhibit B (the "Services Agreement"), (b) Buyer and BFC shall execute and deliver an
      ------------------
agreement, substantially in the form attached hereto as Exhibit C-1 (the "Excluded Brands Contract Packaging Agreement"); provided that, if BFC has
 --------------------------------------------    --------
consummated the sale of the brands that are the subject of such agreement, then Buyer shall assume the obligations of BFC under such agreement as if Buyer were the original party thereto; and (c) Buyer and BFC or any Relevant Transferee shall execute and deliver a work-in-process supply agreement (the "Meal
                                                                   ----
Solutions Supply Agreement") substantially in the form attached hereto as
--------------------------
Exhibit C-2. In the event that BFC has not consummated the sale of the Excluded Brands prior to the Closing Date, Buyer agrees to cause Borden Foods Canada Corporation to enter into the Healthy Harvest Contract Packaging Agreement with the Relevant Transferee of the Excluded Brands on the closing date of such sale.

            7.12.  Termination of Intercompany Arrangements. Except for such
            -----------------------------------------------
obligations, commitments, contracts and other agreements set forth on Schedule
                                                                      --------
7.12 and except as provided in the Services Agreement, on or prior to the
----
Closing Date, (i) all intercompany receivables, payables and loans between BFC and any of its affiliates (other than any Borden Sub or the Transferred Subsidiary), on the one hand, and any Borden Sub or the Transferred Subsidiary, on the other hand, shall be settled, transferred, compromised or otherwise extinguished in a manner reasonably satisfactory to BFC prior to Closing without any violation of any applicable law or regulation and in a manner that does not create Tax liability and (ii) all other obligations, commitments, contracts and other Contracts between BFC and any of its affiliates (other than any Borden Sub or the Transferred Subsidiary), on the one hand, and any Borden Sub or the Transferred Subsidiary, on the other hand, shall be terminated. No action referred to in clause (i) or (ii) above shall impose any liability to Buyer or any of its subsidiaries or affiliates.

            7.13.  Tax Elections. Buyer and Sellers agree to make an election
            --------------------
under Section 338(h)(10) of the Code, and all comparable provisions under state, local or foreign law with respect to the shares of Newco and the U.S. Subsidiaries. No election under Section 338 of the Code, or other comparable provision under state, local or foreign law, shall be made with respect to any other company, unless BFC consents to such election in writing, which consent shall not be unreasonably withheld.

            7.14.  License Agreements. On the Closing Date, Buyer and BFC or an
            -------------------------
affiliate of BFC, as applicable, shall execute and deliver (i) a license agreement substantially in the form of Exhibit D-1 (the "R&F License
                                                         -----------
Agreement"), pursuant to which BFC or one of its affiliates shall grant to Buyer
---------
a six-month royalty-free license to use the R&F trademark for pasta products sold to foodservice customers, on the terms and subject to the conditions set forth therein, (ii) a license agreement substantially in the form of Exhibit D-2 (the "Yolk-Free License Agreement"), pursuant to which BFC or one of its
      ---------------------------
affiliates shall grant to Buyer a royalty-free license to use the Yolk-Free trademark for pasta products, on the terms and subject to the conditions set forth therein, (iii) a license agreement substantially in the form of Exhibit D-3 (the "Ancillary Trademark License Agreement"), pursuant to which Buyer shall
        -------------------------------------
grant to BFC Investments or the Relevant Transferee, as applicable, a royalty-free license to use the trademarks described therein, and (iv) a license agreement substantially in the form of Exhibit J (the "Patent License
                                                       --------------
Agreement"), pursuant to which BFC or one of its affiliates shall grant to Buyer
---------
a royalty-free license to use United States Pat. No. 5,759,607 and Canadian Pat. No. 2,061,036, on the terms and subject to the conditions set forth therein; provided, that if BFC has consummated the sale of the Excluded Brands prior to
--------
the Closing Date, then Buyer shall assume the obligations of BFC or its affiliate under the agreements described in clauses (i), (ii) and (iii).

            7.15.  Title Commitment. Buyer will cause to be prepared at Buyer's
            -----------------------
sole cost and expense, as soon as reasonably practicable, a commitment from a title company to issue to Buyer, at or as soon as possible after Closing, its title insurance policy for the Real Property (the "Title Commitment"). BFC will
                                                   ----------------
cooperate with Buyer and use its commercially reasonable efforts to assist Buyer in obtaining the Title Commitment;

            7.16.  Preparation of Audited Financial Statements. To the extent
            --------------------------------------------------
Buyer requires audited or reviewed financial statements of the Business in order to comply with the reporting requirements of the Securities and Exchange Commission set forth in Regulations S-K and S-X under the Securities Exchange Act of 1934, as amended, BFC shall use reasonable best efforts to cooperate with Buyer, at Buyer's expense, in the preparation by Buyer of reviewed or audited financial statements, as selected by Buyer, for the Business covering such required period. This cooperation shall include, but is not limited to, providing Buyer and its advisors with reasonable access to BFC's relevant books, records, employees and auditors of the Business to the extent necessary to satisfy such reporting requirements.

            7.17.  Direct Trade Promotions. Buyer shall honor all obligations
            ------------------------------
for trade promotion programs (including, without limitation, slotting allowances, retailer ads, store display allowances and similar items) in effect on the Closing Date applicable to the Business in accordance with their respective terms.

            7.18.  Collection of Receivables; Management of the Business. (a)
                   -----------------------------------------------------
Following the Closing, Buyer shall cooperate with Seller to facilitate the collection of BFC's and its subsidiaries' receivables relating to the Business consistent with Buyer's actions and practices with respect to its businesses (other than the Business).

     (b) Following the Closing, Buyer shall use its commercially reasonable efforts to manage returns of finished goods of the Business sold prior to the Closing Date, trade promotion programs initiated by BFC and its subsidiaries prior to the Closing Date, coupon redemption programs initiated by BFC and its subsidiaries and other similar matters, in each case, which relate to items included in Net Working Capital or the adjustments described in Sections 2.2 and 2.3 consistent with Buyer's practices with respect to its businesses (other than the Business).

     (c) Buyer will advise the Sellers as soon as practicable after the date hereof of their plan to establish their own broker and agent arrangements. During the period commencing on the date hereof and ending ninety (90) days after the Closing Date, Buyer and the Sellers shall cooperate in order to effectuate an orderly transition.

          7.19. Insurance. For a period of two (2) years after the Closing Date,
                ---------
Buyer shall maintain a reasonable amount of product liability insurance with a reputable insurance company and shall cause BFC to be included as an additional named insured thereon. Effective upon the Closing, Buyer shall implement insurance covering liabilities of the type covered by the Guarantees with respect to post-Closing obligations.

          7.20. Insurance Contract Recoveries. To the extent Buyer is
          -----------------------------------
responsible for any liability, cost or damage relating to any event occurring prior to the Closing Date with respect to which Borden maintains insurance under blanket policies relating to Borden and its affiliates, including BFC or any of its subsidiaries or affiliates (such policies, "Borden Insurance"), upon the
                                                ----------------
request of Buyer, Borden shall use its commercially reasonable efforts to assert any and all claims, rights, powers or privileges for payment, including the filing of legal or equitable claims, under any Borden Insurance contract ("Pre-
                                                                           ----
Closing Claim"); provided that nothing herein shall require Borden to maintain
-------------    --------
or preserve in effect any items of insurance which it does not otherwise maintain or preserve in effect for entities other than BFC or businesses other than the Business. Borden will promptly remit any and all amounts to Buyer recovered by Borden pursuant to Borden Insurance for any Pre-Closing Claim. Borden does not assume or intend to incur any liability to Buyer in providing the assistances described herein. Borden shall promptly be reimbursed by Buyer for all reasonable costs and expenses whatsoever paid after the Closing Date (a) at Buyer's request or (b) reasonably incurred in providing the assistance described in this Section 7.20 ("Assistance Costs"). Assistance Costs shall
                                 ----------------
include out-of-pocket third party expenses, including without limitation attorneys' fees and claims adjustment expenses, paid in connection with investigating, preparing, or pursuing recoveries from insurance contracts and retroactive or prospective premium increases to the extent (and only to the extent) attributable to losses incurred in connection with the Borden Subs or the Transferred Subsidiary following the Closing.

          7.21. Interim Financial Statements. As soon as practicable after they
          ----------------------------------
become available (but not later than July 23, 2001), BFC shall provide Buyer with an unaudited balance sheet of the Business as of June 30, 2001 and the related unaudited statement of direct product contribution for the one-month period then ended.

          7.22. Notification of Certain Matters. BFC shall give prompt notice to
          -------------------------------------
Buyer, and Buyer shall give prompt notice to BFC, of the occurrence, or nonoccurrence, of any event the occurrence or nonoccurrence of which would be reasonably likely to cause (i) any representation or warranty of BFC, Borden or Buyer, as the case may be, contained in this

Agreement to be untrue, inaccurate or incomplete in any material respect at or prior to the Closing Date or (ii) BFC, Borden or Buyer, as the case may be, to fail to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided,
                                                               --------
however, that the delivery of any notice pursuant to this Section 7.21 shall not
-------
limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          7.23. Heinz Closing. If the closing under the Heinz Transaction shall
          -------------------
not have occurred by July 31, 2001, BFC and Buyer shall negotiate in good faith over an amendment to this Agreement to delete or waive the condition to closing set forth in Section 8.2(d) hereof; provided, however, that such obligation to
                                    --------  -------
negotiate in good faith shall be subject to the preservation of the economic benefits to Buyer under this Agreement and to BFC under this Agreement and shall not subject BFC to any Tax or other liabilities in connection with a sale of the sauces, spreads, bouillon and dry soup business pursuant to the Heinz Transaction or another transaction in excess of the liabilities to be incurred under the Heinz Transaction were such to precede the Closing.

          7.24. Collective Bargaining Agreement. Without the prior written
          -------------------------------------
consent of Buyer, which, prior to the Escrow Funding Date, shall not be unreasonably withheld or delayed, BFC shall not make any material change to the terms of, or otherwise enter into any renewal, extension or amendment of, the collective bargaining agreement between Borden Italian Foods Company of St. Louis, Missouri and Teamsters Local Union 688, which expired on May 31, 2001, or otherwise make any material changes in operating or work rules under such collective bargaining agreement. From the date hereof through the Closing Date, BFC shall attend meetings requested by such union and otherwise act in good faith with respect to the negotiations with such union. From the Escrow Funding Date through the Closing Date, BFC shall provide access and consultation rights to Buyer with respect to negotiations with the Teamsters Local Union 688 regarding the collective bargaining agreement proposed to be entered into with such union; provided that BFC shall have no obligation hereunder to the extent
            --------
prohibited by law, regulation or contractual obligations existing on the date hereof. Notwithstanding anything to the contrary set forth in this Agreement, the only obligations of Sellers with respect to such collective bargaining agreement and the negotiations with the union are contained in this Section 7.24.

          7.25. Heinz Transition Services. Buyer acknowledges that Borden Foods
          -------------------------------
Canada Corporation ("Borden Foods Canada") is required to provide transition
                     -------------------
services pursuant to a Transition Services Agreement among BFC, H.J. Heinz Company, L.P. and H.J. Heinz Company. Buyer hereby agrees to assume all obligations of Borden Foods Canada pursuant to such agreement and to perform all services required to be performed by Borden Foods Canada pursuant to such agreement for the term described therein.

          7.26. "Keep-Well" Agreement. The "keep-well" agreement described in
          ---------------------------
Section 6.6 hereof and attached hereto as Exhibit G shall not be amended or modified without the prior written consent of BFC.

          7.27. Restrictions on Use of Borden Name. Within ten (10) business
          ----------------------------------------
days of the Closing Date, Buyer will file amendments to the charter documents of each of the Borden Subs and the Transferred Subsidiary whose name includes the words "Borden", "Borden Foods" or "BFC" to remove such words from each entity's name.

          7.28. Foreign Distributors.
                --------------------

          (a) Buyer agrees to assume the obligations of BFC as provided in
Section 6.19 of the Heinz Transaction as set forth as Exhibit A to Schedule
                                                                   --------
4.19. Buyer further agrees that it will not fill any new orders for sauce
----
without the prior written consent of BFC.

          (b) Buyer agrees that it will not terminate the employment of Jihad Shibaru prior to December 31, 2001.

          (c) Following the Closing, Buyer shall use its commercially reasonable efforts to facilitate the termination of the distribution of sauce products through the distributors identified on Exhibit C to Schedule 4.8 and minimize
                                                    ------------
any losses incurred in connection with such termination.

                                 ARTICLE VIII

                                  CONDITIONS
                                  ----------

          8.1.  Conditions Precedent to Obligations of Buyer and the Sellers If
          ---------------------------------------------------------------------
There Has Been No Escrow Funding. If an Escrow Funding has not occurred, the
--------------------------------
respective obligations of Buyer and the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

     (a)  No Injunction. At the Closing Date, there shall be no injunction,
          -------------
restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the Purchase or the transfer to Buyer by the Sellers of any Assets or the Borden Subs Stock, except for the transfer of any Assets the failure of which to transfer would not, individually or in the aggregate, be material to the operations of the Business taken as a whole; provided, however,
                                                             --------  -------
that the parties invoking this condition shall use their best efforts to have such injunction, order or decree vacated or denied.

     (b)  Regulatory Authorizations. All consents, approvals, authorizations and
          -------------------------
orders of federal, state, provincial and foreign governmental and regulatory authorities as are necessary in connection with the transfer of the Assets or the Borden Subs Stock to Buyer, including without limitation, the Competition Act Approval (as defined in Section 13.19), or which if not obtained would be reasonably likely to subject Buyer or any Seller, or any officer, director or agent of any such person to civil or criminal liability or could render such transfer void or voidable (the "Required Consents") shall have been obtained,
                                -----------------
except for Required Consents (other than the Competition Act Approval) the failure of which to obtain, individually or in the aggregate, are not material to the operations of the Business taken as a whole and the failure of which to obtain would not subject Buyer or any Seller, or any officer, director, or agent of any such person to civil or criminal liability.

          8.2. Conditions Precedent to Obligation of the Sellers If There Has
          -------------------------------------------------------------------
Been No Escrow Funding. If the Escrow Funding has not occurred, the obligation
----------------------
of the Sellers to consummate the transactions provided for in this Agreement is subject to fulfillment of each of the following conditions:

     (a)  Accuracy of Buyer's Representations and Warranties; Covenants of
          ----------------------------------------------------------------
Buyer. (i) The representations and warranties of Buyer set forth in this
-----
Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made at and as of such time (other than representations and warranties that are made as of a specific date which shall have been true and correct as of such date), except where the failure to be so true and correct on or as of the relevant date (without giving effect to any qualification as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect; (ii) Buyer shall have complied in all material respects with all covenants contained in this Agreement to be performed by it prior to Closing; provided, that under no circumstances shall any action or failure to take any
--------
action by Buyer that was taken or not taken, as appropriate, at the request or demand of BFC be considered in any determination that Buyer has not fulfilled the conditions set forth in this Section 8.2(a); and (iii) BFC shall have received a certificate signed by an officer of Buyer to such effect;

     (b)  Services Agreement; Excluded Brands Contract Packaging Agreement and
          --------------------------------------------------------------------
Meal Solutions Supply Agreement. Buyer shall have executed and delivered to BFC
-------------------------------
or the Relevant Transferee, as applicable, each of the Services Agreement, the Excluded Brands Contract Packaging Agreement (to the extent required pursuant to
Section 7.11) and the Meal Solutions Supply Agreement;

     (c)  License Agreements. Buyer shall have executed and delivered to BFC,
          ------------------
one of its affiliates or the Relevant Transferee, as applicable, the R&F License Agreement, the Yolk-Free License Agreement, the Ancillary Trademark License Agreement and the Borden License Agreement as required pursuant to Section 7.14; and

     (d)  Consummation of Heinz Transaction. The transactions (the "Heinz
          ---------------------------------                         -----
Transaction") contemplated by the Asset Purchase Agreement between Borden Foods
-----------
Corporation, Borden, Inc. and H.J. Heinz Company dated as of June 6, 2001 shall have been consummated.

          8.3. Conditions Precedent to Obligation of Buyer If There Has Been No
          ---------------------------------------------------------------------
Escrow Funding. If the Escrow Funding has not occurred, the obligation of Buyer
--------------
to consummate the transactions provided for in this Agreement is subject to fulfillment of each of the following conditions:

     (a)  Accuracy of Representations and Warranties of BFC; Covenants of BFC.
          -------------------------------------------------------------------
(i) The representations and warranties of BFC and Borden set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made at and as of such time (other than representations and warranties that are made as of a specific date which shall have been true and correct as of such date), except where the failure to be so true and correct on or as of the relevant date (without giving effect to any qualification as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect; (ii) BFC shall have complied in all material respects with all covenants contained in this Agreement to be performed by it prior to Closing; provided,
                                                                    --------
that under no circumstances shall any action or failure to take any action by BFC that was taken or not taken, as appropriate, at the request or demand by Buyer be considered in any determination that BFC has not fulfilled the conditions set forth in this Section 8.3(a); and (iii) Buyer shall have received a certificate signed by an officer of BFC to such effect;

     (b)  Services Agreement; Excluded Brands Contract Packaging Agreement and
          --------------------------------------------------------------------
Meal Solutions Supply Agreement. BFC or the Relevant Transferee, as applicable,
-------------------------------
shall have executed and delivered to Buyer the Services Agreement, the Excluded Brands Contract Packaging Agreement and the Meal Solutions Supply Agreement;

     (c)  License Agreements. BFC, one of its affiliates or the Relevant
          ------------------
Transferee, as applicable, shall have executed and delivered to Buyer the R&F License Agreement, the Yolk-Free License Agreement and the Ancillary Trademark License Agreement as required pursuant to Section 7.14 and Borden shall have executed and delivered to Buyer the Borden License Agreement;

     (d)  Trademark Assignments. BFC Investments and BFIC shall each have
          ---------------------
executed and delivered to Buyer an agreement, substantially in the form of Exhibit E hereto, assigning their respective rights to the trademarks specified in such agreement; and

     (e)  Tolleson Option Agreement. BFC shall have executed and delivered to
          -------------------------
Buyer the Tolleson Option Agreement substantially in the form attached hereto as Exhibit F, so long as Buyer shall simultaneously execute and deliver to BFC the Tolleson Option Agreement.

          8.4. Conditions Precedent to the Obligations of Buyer and Sellers if
          --------------------------------------------------------------------
the Escrow Funding has Occurred. (a) If the Escrow Funding has occurred, the
-------------------------------
obligation of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the conditions set forth in Sections 8.1(a), 8.2(a)(ii), 8.2(a)(iii) (but only as to the condition in 8.2(a)(ii)), 8.2(b) and 8.2(c).

     (b) If the Escrow Funding has occurred, the obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the conditions set forth in Sections 8.1(a), 8.3(a)(ii), 8.3(a)(iii) (but only as to the condition in 8.3(a)(ii)), 8.3(b), 8.3(c), 8.3(d) and 8.3(e).

     (c) If the Escrow Funding has occurred and the conditions set forth in Sections 8.4(a) and 8.4(b) have been satisfied, Buyer and BFC agree to execute the joint instructions attached to the Escrow Agreement (as defined below) with respect to the release of the escrow funds.

                                  ARTICLE IX

                            CLOSING; ESCROW FUNDING
                            -----------------------

          9.1. Closing Date. (a) If no Escrow Funding has occurred, unless this
          -----------------
Agreement shall have been terminated and the transactions herein shall have been abandoned pursuant to Article XI hereof, and subject to the satisfaction or waiver of the conditions set forth in Sections 8.1, 8.2 and 8.3, the closing of the transactions contemplated by this Agreement shall take place on the first Monday following the satisfaction or waiver of each of the conditions set forth in Sections 8.1, 8.2 and 8.3 hereof; provided, however, that if such conditions
                                     --------  -------
have been satisfied or waived but the NWP Assignment Condition (as defined below) has not yet occurred, Buyer may elect to postpone the Closing Date to such time as described in Section 9.1(b) hereof, so long as the Escrow Funding has occurred on such date.

     (b) If the Escrow Funding has occurred, unless this Agreement shall have been terminated and the transactions herein shall have been abandoned pursuant to Article XI hereof, and subject to the satisfaction or waiver of the conditions set forth in Section 8.4, the closing of the transactions contemplated by this Agreement shall take place on the earlier of (i) the first Monday following the satisfaction or waiver of each of the conditions set forth in Section 8.4 and the NWP Assignment Condition and (ii) August 6, 2001. The "NWP Assignment Condition" shall mean that time at which Buyer is able to assign
 ------------------------
this Agreement to New World Pasta Company under circumstances where New World Pasta Company or a wholly-owned subsidiary of New World Pasta Company could consummate the transactions contemplated hereby and not be in violation of that certain Credit Agreement, dated as of January 28, 1999, among New World Pasta Company, the various financial institutions party thereto (the "Lenders"),
                                                                -------
certain financial institutions as the co-agents for the Lenders, Morgan Stanley Senior Funding, Inc., as syndication agent, and The Bank of Nova Scotia, as lead arranger and as administrative agent for the Lenders solely as a result of the consummation of such transactions.

     (c) The closing of the transactions pursuant to clause (a) or (b) above shall be referred to herein as the "Closing" and shall take place at 10:00 a.m.
                                    -------
at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017, unless another date, time or place is agreed to in writing by the parties hereto, and the date the Closing occurs shall be referred to herein as the (the "Closing Date").
 ------------

     (d) The Closing shall be deemed effective as of 12:01 a.m., New York City time, on the Closing Date.

          9.2. Buyer Deliveries. At the Closing, Buyer shall deliver (i) the BFC
          ---------------------
Purchase Price, the BFC Investments Purchase Price and the BFIC Purchase Price as provided in Section 3.1, (ii) the documents described in Section 8.2 hereof,
(iii) such other documents and instruments as counsel for Buyer and BFC mutually agree to be reasonably necessary to consummate the transactions described herein; provided, that if an Escrow Funding has occurred, Buyer shall deliver
        --------
and to the extent relevant the parties shall cause the Escrow Agent to deliver at the Closing only those documents described in clauses (ii) and (iii) of this
Section 9.2 and the
items described in clause (i) of this Section 9.2 shall be delivered by the Escrow Agent in accordance with terms of the Escrow Agreement.

          9.3. Seller Deliveries. At the Closing, the Sellers shall deliver or
          ----------------------
cause one or more of their respective affiliates to deliver to Buyer the following executed instruments in such form and substance as indicated in any applicable Schedule hereto, or as is reasonably acceptable to Buyer:

     (a) (i) a copy of the certificate of incorporation and By-Laws of each Borden Sub and the Transferred Subsidiary, as amended, certified as of a date not earlier than ten (10) days prior to the Closing Date, by the corporate Secretary for such Borden Sub or Transferred Subsidiary, or other appropriate official and (ii) a certified copy of a resolution of the board of directors of Borden Foods Canada Corporation consenting to the transfer of all of its outstanding shares to the Buyer;

     (b)  the documents described in Section 8.3 hereof;

     (c)  certificates representing the Borden Subs Stock in accordance with
Section 1.1;

     (d) certifications (in the form set forth in Treasury Regulations Section 1.1445-2(b)(2)(iii)(B)) from each of the Sellers that each such person is not a foreign person;

     (e)  (i) a certificate (the "116(2) Certificate") issued by the Minister of
                                  ------------------
National Revenue of Canada pursuant to subsection 116(2) of the Income Tax Act of Canada (the "ITA"), which certificate fixes a certificate limit (as defined in subsection 116(2) of the ITA) which is no less than an amount equal to the Purchase Price or (ii) a copy of the executed certificate filed with the Minister of National Revenue of Canada and proof of filing; and

     (f) such other documents and instruments as counsel for Buyer and BFC mutually agree to be reasonably necessary to consummate the transactions described herein.

          9.4. Escrow Funding. Notwithstanding anything in this Agreement to the
          -------------------
contrary, if at 12:00 p.m., New York time, on July 17, 2001, the Closing shall not yet have occurred, unless this Agreement shall have been terminated and the transactions herein shall have been abandoned pursuant to Article XI hereof, subject to the satisfaction or waiver of the conditions set forth in Section 8.1, Section 8.2(a), Section 8.2(d) and Section 8.3(a) (together, the "Escrow
                                                                       ------
Funding Date Conditions") (it being agreed that for purposes of this Section 9.4
-----------------------
only, the term "Escrow Funding Date" shall be substituted for the term "Closing" and for the term "Closing Date" in each of the Escrow Funding Date Conditions) (the date on or after July 17, 2001, on or after which the Escrow Funding Date Conditions have been satisfied or waived shall be referred to herein as the "Escrow Funding Date"), Buyer shall immediately cause the Purchase Price to be
 -------------------
funded to the Escrow Agent (as such term is defined in the Escrow Agreement) pursuant to the terms and conditions set forth in the Escrow Agreement, substantially in the form of Exhibit H hereto; provided, however, in no event
                                               --------  -------
shall such amount to be escrowed exceed $43,100,000 and provided further, that
                                                        -------- -------
in the event that the full Purchase Price exceeds $43,100,000, the excess amount shall be funded by Buyer at the Closing. Such funding is referred to herein as the "Escrow Funding". Buyer and BFC agree to use their
     --------------
commercially reasonable efforts to cause the Escrow Agreement to be executed by the escrow agent named therein within five (5) business days of the date hereof and each such party understands and agrees that such escrow agent may make changes to the terms of the indemnity and other provisions relating to the duties of the escrow agent.

                                   ARTICLE X

                                INDEMNIFICATION
                                ---------------

          10.1. Indemnification by BFC. (a) From and after the Closing Date, BFC
          ----------------------------
and Borden, jointly and severally, shall defend, indemnify and hold Buyer and its affiliates harmless from and against and in respect of any and all actual losses, liabilities, damages, judgments, settlements and expenses, including reasonable attorneys' fees, but excluding lost profits, consequential or indirect damages and excluding punitive or special damages other than punitive and special damages that may become payable to parties other than the parties to this Agreement and their current and future affiliates incurred directly by Buyer and its affiliates (hereinafter, "Buyer Losses") which arise out of (i)
                                        ------------
the ownership, operation or use of any of the Excluded Assets or Excluded Liabilities; (ii) subject to Sections 4.21 and 5.5, any breach of any of the representations and warranties contained in Article IV or Article V hereof (reading such representations and warranties (other than the representations and warranties set forth in Section 4.6(ii)) without regard to any materiality qualifiers (including "Material Adverse Effect")) and made on the date hereof;
(iii) subject to Buyer's compliance with its obligations in Section 7.18(d), the contracts set forth on Schedule 10.1(a)(iii); (iv) if the 116(2) Certificate is
                       ---------------------
not delivered at Closing in accordance with Section 9.3(e)(i), the failure to obtain the 116(2) Certificate; provided that, the indemnity set forth in this clause (iv) shall terminate upon the delivery of such 116(2) Certificate to Buyer following the Closing; (v) the termination, settlement, transfer, compromise or other extinguishment of the obligations, commitments, contracts and agreements referred to in Section 7.12 hereof (including the transactions described on Schedule 7.12, but excluding the debt for borrowed money of
             -------------
Albadoro, S.p.A. transferred to Buyer); (vi) any severance amounts paid to the employees listed on Schedule 10.1(a)(vi) subsequent to the Closing Date; (vii)
                    --------------------
any Taxes attributable to (or resulting from the sale, disposition or other transfer of) any business (other than the Business) of Borden Foods Canada Corporation for tax periods, or portions thereof, ending on or before the Closing Date to the extent that such amounts exceed the corresponding amounts on the Conclusive Statement; and (viii) any income Taxes imposed on the Transferred Subsidiary or the Borden Subs pursuant to Treasury Regulations Section 1.1502-6 or any similar provision of any foreign, state or local Tax laws that relate to any Taxable Period prior to, ending on, or including the Closing Date. Buyer shall give BFC and Borden prompt written notice of any third party claim which may give rise to any indemnity obligation under this Article, together with the estimated amount of such claim, and BFC and/or Borden shall have the right to assume the defense of any such claim through counsel of its own choosing, by so notifying Buyer within sixty (60) days of receipt of Buyer's written notice; provided, however, that BFC's and/or Borden's counsel shall be reasonably
--------  -------
satisfactory to Buyer. Failure to give prompt notice shall not affect the indemnification obligations hereunder in the absence of actual prejudice. If Buyer desires to participate in any such defense assumed by BFC and/or Borden, it may do so at its sole cost and expense. If BFC and Borden decline to assume any such defense, they shall be liable for all reasonable costs and expenses of defending such claim incurred by Buyer, including reasonable fees and disbursements of counsel. Buyer shall not, without the prior written consent of Borden and BFC, which shall not be unreasonably withheld, settle, compromise or offer to settle or compromise any such claim or demand. Neither Borden nor BFC shall, without the prior written consent of Buyer, which shall not be unreasonably withheld, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of Buyer or any subsidiary or affiliate thereof or if such settlement or compromise does not include an unconditional release of Buyer for any liability arising out of such claim or demand or any related claim or demand.

     (b)  (i)   BFC and Borden shall not have any obligation under clause (ii)
of Section 10.1(a) (other than with respect to the representation and warranty contained in Section 4.12 insofar as any claim thereunder relates to income Taxes) to indemnify Buyer and its affiliates from and against any Buyer Losses caused by the breach of any representation or warranty of BFC or Borden: (i) unless the Buyer Losses suffered in respect of each single or related occurrence of a breach of any such representation or warranty for which Buyer seeks indemnity shall be equal to or greater than $25,000 (in which case, the full amount of such loss should constitute a Buyer loss) and (ii) until Buyer and its affiliates have suffered Buyer Losses for which Buyer is entitled to be indemnified for the breach of any such representation and warranty in excess of $646,500 in the aggregate (after which point BFC and Borden will only be obligated to indemnify Buyer and its affiliates for the amount of Buyer Losses suffered pursuant to clause (ii) of Section 10.1(a) in excess of the $646,500 deductible). Notwithstanding the foregoing, the liability of BFC and Borden to indemnify Buyer and its affiliates under clause (ii) of Section 10.1(a) (other than with respect to the representation and warranty contained in Section 4.12 insofar as any claim thereunder relates to income Taxes) shall not exceed $10,775,000. BFC and Borden shall not have any obligation under Section 10.1(a) to indemnify Buyer and its affiliates for any matter reflected in Net Working Capital in the Conclusive Statement. For avoidance of doubt, the parties acknowledge that in no event shall any claim by Buyer of a breach of the representation and warranty contained in Section 4.12 which relates to income Taxes be subject to any of the limitations of this Section 10.1(b).

          (ii) BFC and Borden shall not have any obligation under clause (iii) of Section 10.1(a) except to the extent that Buyer suffers Buyer Losses consisting of any excess of (x) costs relating to distribution, selling, promotional and other marketing allowances, and collection, termination and bad debt expenses over (y) gross profit directly attributable to sales under the contracts listed on Schedule 10.1(a)(iii).
                    ---------------------

     (c) Following the Closing, the indemnity provided in this Section 10.1 shall be the sole and exclusive remedy of Buyer and its affiliates against BFC and Borden at law or equity for any breach of a representation or warranty.

          10.2. Indemnification by Buyer. (a) From and after the Closing Date,
          ------------------------------
Buyer shall defend, indemnify and hold BFC, Borden and their respective present and future affiliates harmless from and against and in respect of any and all actual losses, liabilities, damages, judgments, settlements and expenses, including reasonable attorney fees, but excluding lost profits, consequential or indirect damages and excluding punitive or special damages other than punitive or special damages that may become payable to parties other than the parties to this Agreement and their current and future affiliates incurred directly by BFC, Borden and their respective affiliates (hereinafter "Sellers Losses"; together with Buyer Losses,
                                    --------------
"Losses") arising out of (i) subject to Section 6.8, any breach of any of the
 ------
representations and warranties contained in Article VI hereof and made on the date hereof (reading such representations and warranties without regard to any materiality qualifiers (including "Material Adverse Effect")), (ii) the ownership, operation or use of the Assets on or after the Closing Date, (iii) Buyer's obligations under Section 7.8 with respect to removal of equipment, (iv) all obligations and liabilities of BFC and its affiliates expressly assumed by Buyer pursuant to this Agreement and (v) any Guarantee which remains outstanding following the Closing until such Guarantee is replaced or released. BFC or Borden shall give Buyer prompt written notice of any third party claim which may give rise to any indemnity obligation under this Article, together with the estimated amount of such claim, and Buyer shall have the right to assume the defense of any such claim through counsel of its own choosing, by so notifying BFC and/or Borden, as the case may be, within sixty (60) days of receipt of BFC's or Borden's written notice; provided, however, that Buyer's counsel shall
                                  --------  -------
be reasonably satisfactory to BFC and/or Borden, as the case may be. Failure to give prompt notice shall not affect the indemnification obligations hereunder in the absence of actual prejudice. If BFC and/or Borden desires to participate in any such defense assumed by Buyer they may do so at their sole cost and expense. If Buyer declines to assume any such defense, it shall be liable for all costs and expenses of defending such claim incurred by BFC, Borden or their respective affiliates, including reasonable fees and disbursements of counsel. Neither Borden nor BFC shall, without the prior written consent of the other parties, which shall not be unreasonably withheld, settle, compromise or offer to settle or compromise any such claim or demand. Buyer shall not, without the prior written consent of Borden and BFC, which shall not be unreasonably withheld, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of Borden or BFC or any subsidiary or affiliate thereof or if such settlement or compromise does not include an unconditional release of Borden or BFC for any liability arising out of such claim or demand or any related claim or demand.

     (b) Following the Closing, the indemnity provided in this Section 10.2 shall be the sole and exclusive remedy of BFC, Borden and their respective affiliates against Buyer at law or equity for any breach of a representation or warranty.

     10.3. Indemnification Calculations. If the amount with respect to which any
     ----------------------------------
claim is made under this Article X (an "Indemnity Claim") gives rise to a
                                        ---------------
currently realizable Tax Benefit (as defined below) to the party making the claim, the indemnity payment shall be reduced by the amount of the Tax Benefit available to the party making the claim. To the extent such Indemnity Claim does not give rise to a currently realizable Tax Benefit, if the amount with respect to which any Indemnity Claim is made gives rise to a subsequently realized Tax Benefit to the party that made the claim, such party shall refund to the indemnifying party the amount of such Tax Benefit when, as and if realized. For the purposes of this Agreement, any subsequently realized

Tax Benefit shall be treated as though it were a reduction in the amount of the initial Indemnity Claim, and the liabilities of the parties shall be redetermined as though both occurred at or prior to the time of the indemnity payment. For purposes of this Section 10.3, a "Tax Benefit" means an amount by
                                               -----------
which the tax liability of the party (or group of corporations including the party) is reduced (including, without limitation, by deduction, reduction of income by virtue of increased tax basis or otherwise, entitlement to refund, credit or otherwise) plus any related interest received from the relevant taxing authority. Where a party has other losses, deductions, credits or items available to it, the Tax Benefit from any losses, deductions, credits or items relating to the Indemnity Claim shall be deemed to be realized last relative to any other losses, deductions, credits or items. For the purposes of this Section 10.3, a Tax Benefit is "currently realizable" to the extent it can be reasonably anticipated that such Tax Benefit will be realized in the current taxable period or year or in any tax return with respect thereto (including through a carryback to a prior taxable period) or in any taxable period or year prior to the date of the Indemnity Claim. In the event that there should be a determination disallowing the Tax Benefit, the indemnifying party shall be liable to refund to the indemnified party the amount of any related reduction previously allowed or payments previously made to the indemnifying party pursuant to this Section
10.3. The amount of the refunded reduction or payment shall be deemed a payment under this Section 10.3 and thus shall be paid subject to any applicable reductions under this Section 10.3.

          10.4. Treatment of Indemnification Payments. The parties agree that
          -------------------------------------------
any indemnification payments made pursuant to this Agreement shall be treated for tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable law.

                                  ARTICLE XI

                                  TERMINATION
                                  -----------

          11.1. Termination Events. Without prejudice to other remedies which
          ------------------------
may be available to the parties by law or this Agreement, this Agreement may be terminated and the transactions contemplated herein may be abandoned:

     (a)  by mutual consent of the parties hereto.

     (b) by BFC or Buyer by notice to the other party, if the Closing shall not have been consummated on or before August 6, 2001, unless extended by written agreement of the parties hereto, so long as the party terminating this Agreement shall not be in default or breach hereunder.

          11.2. Effect of Termination. In the event of any termination of the
          ---------------------------
Agreement as provided in Section 11.1 above, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of Buyer or the Sellers, except that (i) the obligations of Buyer and BFC under Sections 7.1, 7.4 and 13.6 of this Agreement shall remain in full force and effect and (ii) termination shall not relieve any party from any liability for any breach of this Agreement.

                                  ARTICLE XII

                        ALTERNATIVE DISPUTE RESOLUTION
                        ------------------------------

          12.1. Alternative Dispute Resolution. The parties shall attempt in
          ------------------------------------
good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between executives who have authority to settle the controversy. Any party may give the other parties written notice of any dispute not resolved in the normal course of business. Within twenty (20) days after delivery of said notice, executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within sixty (60) days of the disputing party's original notice, or if the parties fail to meet within twenty
(20) days, any party may initiate legal proceedings to resolve the controversy or claim. If a party's negotiator intends to be accompanied at a meeting by an attorney, the other party's negotiator shall be given at least three (3) business days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

                                 ARTICLE XIII

                    MISCELLANEOUS AGREEMENTS OF THE PARTIES
                    ---------------------------------------

          13.1. Notices. All notices, requests, demands, waivers and other
          -------------
communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telegram or telecopy, as follows:

          If to Buyer:   JLL Pasta, LLC
                         c/o  Joseph Littlejohn & Levy
                         450 Lexington Avenue
                         Suite 3350
                         New York, NY 10017
                         Attention:  David Ying
                         Facsimile:  212-286-8626

                         And

                         New World Pasta Company
                         85 Shannon Road
                         Harrisburg, PA 17112
                         Attention:  Wayne Robison
                         Facsimile:  717-526-2468

                         With a copy to:     Skadden, Arps, Slate, Meagher &
                                             Flom LLP
                                             One Rodney Square - 7th Floor
                                             Wilmington, Delaware 19801
                                             Attention:  Robert B. Pincus, Esq.
                                             Facsimile:  302-651-3001

                         If to BFC or        Nancy G. Brown
                         the other Sellers:  Vice President and General Counsel
                                             Borden Foods Corporation
                                             180 East Broad Street
                                             Columbus, Ohio  43215
                                             Fax:  614-225-4420

                         With a copies to:   William F. Stoll, Jr., Esq.
                                             Senior Vice President and General
                                             Counsel
                                             Borden, Inc.
                                             180 East Broad Street
                                             Columbus, OH 43215
                                             Fax:  614-627-8374

                                             And

                                             David J. Sorkin, Esq.
                                             Marni J. Lerner, Esq.
                                             Simpson Thacher & Bartlett
                                             425 Lexington Avenue
                                             New York, New York  10017
                                             Telecopy: 212-455-2502

                         If to Borden:       To it at the address set forth
                                             above, with a copy to Simpson
                                             Thacher & Bartlett at the address
                                             set forth above.

or to such other person or address as a party shall specify by notice in writing to the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of personal delivery or on the third business day after the mailing thereof or, in the case of notice by telecopier, when receipt thereof is confirmed by telephone.

          13.2. Bulk Transfers. Buyer waives compliance with the provisions of
          --------------------
all applicable laws relating to bulk transfers in connection with this sale of assets.

          13.3. Transaction Taxes. Buyer shall be responsible for the payment of
          -----------------------
all sales and transfer Taxes, if any (except for any such Taxes attributable to or resulting from the sale, disposition or other transfer of the Excluded Assets), which may be payable with respect to the consummation of the transactions contemplated by this Agreement and to the extent any exemptions from such Taxes are available Buyer and BFC shall cooperate to prepare any certificates or other documents necessary to claim such exemptions.

         13.4. Filing of Tax Returns. (a) Buyer shall prepare and timely file
         ---------------------------
all income Tax Returns with respect to the Borden Subs and the Transferred Subsidiary for any period which begins on or before and ends after the Closing Date including in the case of Borden Foods Canada Corporation any periods ending on the Closing Date (a "Straddle Period"). Buyer shall pay all income Taxes
                        ---------------
shown to be due and payable on such income Tax Returns (each, a "Straddle Period
                                                                 ---------------
Tax Return"). Not less than thirty (30) business days prior to the due date for
----------
filing any such Straddle Period Tax Return (taking into account any applicable extensions), Buyer shall deliver a copy of such Straddle Period Tax Return to the Sellers for their review and comment thereon. Buyer and Sellers shall make a good faith effort to agree on the calculations for such Straddle Period Tax Returns. Sellers shall pay directly to Buyer the Sellers' portion of the income Taxes shown to be due on any Straddle Period Tax Return as determined by Section 13.4(b) within ten (10) business days prior to the due date for the filing of such Straddle Period Tax Return.

     (b) For purposes of calculating the income Taxes imposed which relate to the Straddle Period, the Closing Date shall be treated as the last day of a taxable period, and the portion of any such income Tax that shall be deemed to be the Sellers' portion shall be that which is allocable to the taxable period that is so deemed to end on and include the Closing Date. The income Taxes that are allocable to the taxable period that is deemed to end on and include the Closing Date: (i) in the case of income Taxes that are either (x) based upon or related to income or receipts or (y) imposed in connection with any sale, transfer, assignment or distribution of property (real or personal, tangible or intangible), shall be deemed equal to the amount which would be payable if the period for which such income Tax is assessed ended on and included the Closing Date, and (ii) in the case of income Taxes other than income Taxes described in clause (i) hereof, shall be computed on a per-diem basis.

     (c) Subject to paragraph (b) of this Section 13.4, Buyer shall promptly pay to BFC the amount of any refund or credit or offset (including any interest paid or credited or any offset allowed with respect thereto but reduced by any income Taxes that the Buyer or any Borden Sub shall be required to pay with respect thereto) received or used, in the case of a credit or offset, by the Buyer, of income Taxes with respect to the Borden Subs (i) relating to taxable periods or portions thereof ending on or before the Closing Date (including any income Taxes allocated to such period under Section 13.4(b) hereof) or (ii) as a result of a carryback claim in accordance with paragraph (d) of this Section 13.4, or
(iii) attributable to an amount paid by BFC or Borden under Section 10.1 hereof. The amount of any refunds or credits or offsets (including any interest paid or credited with respect thereto) received by Buyer or any Borden Sub shall be for the account of Buyer if (i) the refund, credit or offset is of income Taxes relating to taxable periods or portions thereof that begin on or after the Closing Date (including any income Taxes allocated to such period under Section 13.4(b) hereof).

     (d) As, and if, reasonably requested by Sellers, Buyer shall cooperate in the filing of and cause to be filed any net operating loss or other attribute carryback claim with respect to any Borden Sub or the Transferred Subsidiary; provided, however, that nothing in this Agreement
--------  -------
shall require Buyer to carryback any net operating loss or other attribute arising in a taxable period commencing on or after the Closing Date to a taxable period ending prior to or on the Closing Date. Sellers shall be responsible and shall indemnify Buyer for all reasonable out-of-pocket expenses incurred by Buyer in complying with this Section 13.4(d).

          13.5. Further Assurances; Asset Returns. Upon request from time to
          ---------------------------------------
time, BFC shall execute or cause the other Sellers to execute and deliver all documents, take all rightful oaths, and do all other acts that may be reasonably necessary or desirable, in the reasonable opinion of counsel for Buyer, to perfect or record the title of Newco, or any successor of Newco, to the Assets transferred or to be transferred to Newco under this Agreement, or to aid in the prosecution, defense, or other litigation of any rights arising from said transfer (provided that Buyer shall reimburse the Sellers for all out-of-pocket costs and expenses resulting from any such request). In the event that Buyer receives any assets of BFC that are not intended to be transferred pursuant to the terms of this Agreement, whether or not related to the Business, Buyer agrees to promptly return such assets to BFC at BFC's expense.

          13.6. Other Covenants. To the extent that any consents needed to
          ---------------------
assign to Newco any of the Assets have not been obtained on or prior to the Closing Date this Agreement shall not constitute an assignment or attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. If any such consent shall not be obtained on or prior to the Closing Date, then (i) BFC and Buyer, if required under applicable law, shall use their reasonable efforts in good faith to obtain such consent as promptly as practicable thereafter and (ii) if in the reasonable judgment of Buyer such consent may not be obtained, the parties shall use reasonable efforts in good faith to cooperate, and to cause each of their respective affiliates to cooperate, in any lawful arrangement designed to provide for Buyer the benefits under any such Assets.

          13.7. Expenses. Whether or not the transactions contemplated hereby
          --------------
are consummated, except as expressly provided herein, BFC and Buyer shall each pay their respective fees and expenses incident to the negotiation, preparation and execution of this Agreement, including attorneys', accountants' and other advisors' fees and the fees and expenses of any broker, finder or agent retained by such party in connection with the transactions contemplated by this Agreement.

          13.8. Entire Agreement. This Agreement (including the Schedules and
          ----------------------
Exhibits hereto and the documents referred to herein) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

          13.9. No Third Party Beneficiaries. This Agreement shall inure to the
          ----------------------------------
benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement except that the provisions of
Section 7.11(b) and this Section 13.9 shall inure to the benefit of the Relevant Transferee.

          13.10. Assignability. Except as expressly provided herein, this
          --------------------
Agreement shall not be assigned by any of the parties hereto without the prior written consent of the other parties hereto; provided that Buyer may, without
                                             --------
the prior written consent of BFC, assign (a) all or any portion of its rights to one or more direct or indirect wholly-owned subsidiaries of Buyer, provided
                                                                   --------
that, notwithstanding any such assignment, Buyer shall remain liable to perform all of its obligations hereunder, including, without limitation, the obligations to fund the full amount of the Purchase Price; or (b) all of its rights to New World Pasta Company or a wholly-owned subsidiary of New World Pasta Company; provided that New World Pasta Company or a wholly-owned subsidiary of New World
--------
Pasta Company (as the case may be) shall agree to be bound by the covenants hereof and the indemnity provisions contained herein in which event, following the Closing Date, Buyer shall be automatically and without any further action by Buyer or Seller fully and unconditionally released from all of its obligations hereunder; provided, further, that if this Agreement is assigned to a subsidiary
           --------  -------
of New World Pasta Company, New World Pasta Company shall also be bound by the provisions of this Agreement.

          13.11. Amendment and Modification; Waiver. Subject to applicable law,
          -----------------------------------------
this Agreement may be amended, modified and supplemented by a written instrument authorized and executed on behalf of the parties hereto at any time prior to the Closing Date with respect to any of the terms contained herein. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

          13.12. Public Announcements. Prior to issuing a press release or other
          ---------------------------
public announcement required by law with respect to the execution and delivery of or the transactions contemplated by this Agreement, Buyer and BFC shall consult with each other and each party shall have reasonable opportunity to comment on such press release, and prior to issuing a press release or other public announcement with respect to the Closing, Buyer and BFC shall agree on the form of such press release or other public announcement. Unless the parties mutually agree, there shall be no public announcement pertaining to the transactions contemplated by this Agreement prior to the earlier of (a) the satisfaction of the NWP Assignment Condition or (b) the Closing Date; provided
                                                                      --------
that no such public announcement shall be made prior to July 10, 2001. Notwithstanding the foregoing, BFC may communicate with employees of BFC and its subsidiaries and controlled affiliates the existence and terms of the transactions contemplated by this Agreement, so long as the name of Buyer is not disclosed in any such communication.

          13.13. Schedules and Exhibits. All exhibits and schedules hereto are
          -----------------------------
hereby incorporated by reference and made a part of this Agreement. Disclosure of any fact or item in any Schedule or Exhibit hereto referenced by a particular paragraph or section in this Agreement shall, should the existence of the fact or item or its contents be relevant to any other paragraph or section, be deemed to be disclosed with respect to that other paragraph or section whether or not a specific cross-reference appears to the extent that it is reasonably apparent from such disclosure that such disclosure is applicable to such other paragraph or section. Any fact or item disclosed on any Schedule or Exhibit hereto shall not by reason only of such inclusion be deemed to be material and shall not be employed as a point of reference in determining any standard of materiality under this Agreement.

          13.14. Section Headings; Table of Contents. The section headings
          ------------------------------------------
contained in this Agreement and the Table of Contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          13.15. Severability. If any provision of this Agreement shall be
          -------------------
declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

          13.16. Counterparts. This Agreement may be executed in any number of
          -------------------
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          13.17. Enforcement. The parties agree that irreparable damage would
          ------------------
occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in such district in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement,
(ii) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts sitting in the State of New York.

          13.18. Governing Law. This Agreement shall be governed and construed
          --------------------
in accordance with the laws of the State of New York, except for the Real Property which shall be governed by the laws of the jurisdictions where such properties are located.

          13.19. Certain Definitions. For purposes of this Agreement, the term:
          --------------------------

          (i) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (ii)   "Competition Act Approval" means either:

                 (A) the issuance of an advance ruling certificate by the Commissioner under Section 102(1) of the Competition Act (the "Commissioner") to the effect that the

Commissioner is satisfied that the Commissioner would not have sufficient grounds upon which to apply to the Competition Tribunal for an order under
Section 92 of the Competition Act with respect to the transactions contemplated by this Agreement; or

                (B) the waiting period under Section 123 of the Competition Act shall have expired.

          (iii) "person" means an individual, corporation, partnership, association, trust, incorporated organization, other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended);

          (iv) "Relevant Transferee" means, with respect to any rights or obligations under this Agreement, the person (or persons) who has (or have) purchased the assets or assumed the liabilities related to such rights or obligations from BFC, BFC Investments or BFIC, as the case may be;

          (v) "subsidiary" or "subsidiaries" of Buyer, BFC or any other person means any corporation, partnership, joint venture or other legal entity of which Buyer, BFC or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; and

          (vi) "the knowledge of" or "the best knowledge of" a party hereto when modifying any representation and warranty shall mean that such party has no knowledge that such representation and warranty is not true and correct to the same extent as provided in the applicable representation and warranty, and that:

                (A) such party has made appropriate investigations and inquiries of its officers and responsible employees; and

                (B) nothing has come to its attention in the course of such investigation and inquiries or otherwise which would cause such party, in the exercise of due diligence, to believe that such representation and warranty is not true and correct in all material respects.

BFC shall be deemed to have made appropriate investigations and inquiries of its officers and responsible employees, as described above, by making appropriate investigation and inquiries of the officers and employees of BFC and the subsidiaries of BFC listed on Schedule 13.19, except as otherwise specifically
                              --------------
provided herein, and no knowledge of any other officer or employee of BFC or its subsidiaries shall be imputed to the persons listed on Schedule 13.19 (or such
                                                       --------------
other persons specifically referenced in particular provisions of this Agreement) or to BFC.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                              BORDEN FOODS CORPORATION


                                              By: /s/ Peter Dunn
                                                 -------------------------------
                                                 Name: Peter Dunn
                                                 Title: President and Chief
                                                          Operating Officer


                                              JLL PASTA, LLC

                                              By: /s/ Brett N. Milgrim
                                                 -------------------------------
                                                 Name: Brett N. Milgrim
                                                 Title: Authorized Person


          The undersigned joins in this Agreement for purposes of Articles V, X, XI, XII and XIII and Sections 7.5, 7.7 and 7.20.

                                              BORDEN, INC.

                                              By: /s/ Kevin M. Kelley
                                                 -------------------------------
                                                 Name: Kevin M. Kelley
                                                 Title: Executive Vice President



          The undersigned joins in this Agreement for purposes of Articles VIII, XI, XII and XIII and Sections 2.6, 3.1, 7.13, 7.14 and 9.3 hereunder.

                                              BFC INVESTMENTS, L.P.

                                              By: /s/ Alyssa A. Anton
                                                 -------------------------------
                                                 Name: Alyssa A. Anton
                                                 Title: Secretary

          The undersigned joins in this Agreement for purposes of Articles VIII, XI, XII and XIII and Sections 2.6, 3.1, 7.13, 7.14, and 9.3 hereunder.

                                          BF FOODS INTERNATIONAL CORPORATION

                                          By: /s/ Alyssa A. Anton
                                             -----------------------------------
                                             Name: Alyssa A. Anton
                                             Title: Secretary


          The undersigned joins in this Agreement for purposes of Articles VIII, XI, XII and XIII and Sections 1.1, 3.1 and 9.3 hereunder.

                                          BORDEN FOODS INTERNATIONAL CORPORATION

                                          By: /s/ Alyssa A. Anton
                                             -----------------------------------
                                             Name: Alyssa A. Anton
                                             Title: Secretary